                                                                     Exhibit 4.3


================================================================================

                            DECORA INDUSTRIES, INC.,
                                   as Company,


                              DECORA, INCORPORATED,
                                  as Guarantor,

                                       and

                                   any future
                      GUARANTORS that become parties hereto

                                       and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee



                        11% Senior Secured Notes due 2005


                                       and


                   11% Senior Secured Notes due 2005, Series B


                              --------------------

                                    INDENTURE

                           Dated as of April 29, 1998

                              --------------------

================================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                           Indenture Section
-----------                                           -----------------
310 (a)(1)                                            7.9; 7.10
    (a)(2)                                            7.10
    (a)(3)                                            N.A.
    (a)(4)                                            N.A.
    (b)                                               7.8; 7.10
    (b)(1)                                            7.10
    (c)                                               N.A.
311 (a)                                               7.11
    (b)                                               7.11
312 (a)                                               2.5
    (b)                                               2.5; 13.3
    (c)                                               13.3
313 (a)                                               7.6
    (b)                                               7.6
314 (a)                                               4.6; 13.2
    (a)(4)                                            4.7
    (b)                                               N.A.
    (c)(1)                                            13.4
    (c)(2)                                            13.4
    (c)(3)                                            N.A.
    (d)                                               11.3; 11.4; 12.2(c)
    (e)                                               13.5
    (f)                                               N.A.
315 (a)                                               7.1
    (b)                                               7.5; 13.2
    (c)                                               7.1
    (d)                                               7.1
    (e)                                               6.11
316 (a)(last sentence)                                13.6
    (a)(1)(A)                                         6.5
    (a)(1)(B)                                         6.4
    (a)(2)                                            N.A.
    (b)                                               6.7
317 (a)(1)                                            6.9
    (a)(2)                                            6.9
    (b)                                               2.4
318(a)                                                13.1

-----------------

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
                                  ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.      Definitions.........................................    1
SECTION 1.2.      Other Definitions   ................................   26
SECTION 1.3.      Incorporation by Reference of Trust Indenture
                     Act   ...........................................   27
SECTION 1.4.      Rules of Construction...............................   28

                                  ARTICLE 2

                                  THE NOTES

SECTION 2.1.      Form and Dating.....................................   29
SECTION 2.2.      Title and Terms.....................................   29
SECTION 2.3.      Registrar and Paying Agent..........................   30
SECTION 2.4.      Execution and Authentication........................   31
SECTION 2.5.      Temporary Notes.....................................   32
SECTION 2.6.      Transfer and Exchange...............................   33
SECTION 2.7.      Mutilated, Destroyed, Lost and Stolen Notes.........   34
SECTION 2.8.      Payment of Interest; Interest Rights Preserved......   35
SECTION 2.9.      Persons Deemed Owners...............................   36
SECTION 2.10.     Cancellation........................................   36
SECTION 2.11.     Computation of Interest.............................   37
Section 2.12.     Legal Holidays......................................   37
SECTION 2.13.     CUSIP and CUSIP Numbers.............................   37
SECTION 2.14.     Paying Agent To Hold Money In Trust.................   38
Section 2.15.     Deposits of Monies..................................   38
Section 2.16.     Book-Entry Provisions for Global Notes..............   38
SECTION 2.17.     Special Transfer Provisions.........................   40

                                  ARTICLE 3

                                 REDEMPTION

SECTION 3.1.      Notices to Trustee..................................   45
SECTION 3.2.      Selection of Notes to be Redeemed...................   45
SECTION 3.3.      Notice of Redemption................................   46
SECTION 3.4.      Effect of Notice of Redemption......................   47
SECTION 3.5.      Deposit of Redemption Price.........................   47
SECTION 3.6.      Notes Redeemed in Part..............................   47

                                                                        Page
                                                                        ----
                                 ARTICLE 4

                                 COVENANTS

SECTION 4.1.      Payment of Notes....................................   48
SECTION 4.2.      Corporate Existence; Conduct of Business............   48
SECTION 4.3.      Maintenance of Office or Agency.....................   49
SECTION 4.4.      Payment of Taxes and Other Claims...................   49
SECTION 4.5.      Additional Subsidiary Guarantees; Additional
                     Collateral.......................................   50
SECTION 4.6.      Reports to Holders..................................   51
SECTION 4.7.      Compliance Certificate..............................   51
SECTION 4.8.      Change of Control...................................   51
SECTION 4.9.      Limitation on Incurrence of Additional
                     Indebtedness.....................................   53
SECTION 4.10.     Limitation on Restricted Payments...................   54
SECTION 4.11.     Limitation on Liens.................................   57
SECTION 4.12.     Limitation on Transactions with Affiliates..........   57
SECTION 4.13.     Limitation on Asset Sales...........................   59
Section 4.14.     Limitation on Dividend and Other Payment
                     Restrictions Affecting Subsidiaries..............   62
SECTION 4.15.     Limitation on Issuance or Sale of Capital Stock
                     of Restricted Subsidiaries.......................   63
SECTION 4.16.     Limitation on Sale and Leaseback Transactions.......   64
SECTION 4.17.     Limitation on Preferred Stock of Restricted
                     Subsidiaries.....................................   64
SECTION 4.18.     Designation of Unrestricted Subsidiaries............   64
SECTION 4.19.     Limitation on Capital Expenditures..................   66
SECTION 4.20.     Impairment of Security Interest.....................   67
SECTION 4.21.     Amendment to Pledge Agreements......................   67

                                 ARTICLE 5

                             SUCCESSOR COMPANY

SECTION 5.1.      Merger, Consolidation and Sale of Assets............   67

                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

SECTION 6.1.      Events of Default...................................   70
SECTION 6.2.      Acceleration........................................   73
SECTION 6.3.      Other Remedies......................................   74
SECTION 6.4.      Waiver of Past Defaults.............................   74
SECTION 6.5.      Control by Majority.................................   74

                                                                        Page
                                                                        ----
SECTION 6.6.      Limitation on Suits.................................   75
SECTION 6.7.      Rights of Holders to Receive Payment................   76
SECTION 6.8.      Collection Suit by Trustee..........................   76
SECTION 6.9.      Trustee May File Proofs of Claim....................   76
SECTION 6.10.     Priorities..........................................   76
SECTION 6.11.     Undertaking for Costs...............................   77

                                 ARTICLE 7

                                  TRUSTEE

SECTION 7.1.      Duties of Trustee...................................   78
SECTION 7.2.      Rights of Trustee...................................   79
SECTION 7.3.      Individual Rights of Trustee........................   82
SECTION 7.4.      Trustee's Disclaimer................................   82
SECTION 7.5.      Notice of Defaults..................................   82
SECTION 7.6.      Reports by Trustee to Holders.......................   82
SECTION 7.7.      Compensation and Indemnity..........................   83
SECTION 7.8.      Replacement of Trustee..............................   84
SECTION 7.9.      Successor Trustee by Merger.........................   85
SECTION 7.10.     Eligibility; Disqualification.......................   85
SECTION 7.11.     Preferential Collection of Claims Against Issuer....   86

                                 ARTICLE 8

                     DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.      Discharge of Liability on Notes; Defeasance.........   86
SECTION 8.2.      Conditions to Defeasance............................   88
SECTION 8.3.      Application of Trust Money..........................   90
SECTION 8.4.      Repayment to Issuer.................................   90
SECTION 8.5.      Indemnity for Government Obligations................   90
SECTION 8.6.      Reinstatement.......................................   90

                                 ARTICLE 9

                           AMENDMENTS AND WAIVERS

SECTION 9.1.      Without Consent of Holders..........................   91
SECTION 9.2.      With Consent of Holders.............................   92
SECTION 9.3.      Compliance with Trust Indenture Act.................   94
SECTION 9.4.      Revocation and Effect of Consents and Waivers.......   94
SECTION 9.5.      Notation on or Exchange of Notes....................   94
SECTION 9.6.      Trustee to Sign Amendments..........................   95

                                                                        Page
                                                                        ----
                                 ARTICLE 10

                                 GUARANTEES

SECTION 10.1.     Guarantees..........................................   95
SECTION 10.2.     Limitation on Liability.............................   97
SECTION 10.3.     Successors and Assigns..............................   98
SECTION 10.4.     No Waiver...........................................   98
SECTION 10.5.     Modification........................................   98
SECTION 10.6.     Release of Guarantor................................   99
SECTION 10.7.     Execution of Supplemental Indenture for Future
                     Subsidiary Guarantors............................   99

                                 ARTICLE 11

                                 COLLATERAL

SECTION 11.1.     Pledge of Collateral................................  100
SECTION 11.2.     Recording; Priority; Opinions, Etc..................  101
SECTION 11.3.     Release of Collateral...............................  102
SECTION 11.4.     Trust Indenture Act Requirements....................  103
SECTION 11.5.     Suits To Protect Collateral.........................  104
SECTION 11.5.     Purchaser Protected.................................  104
SECTION 11.7.     Powers Exercisable by Receiver or Trustee...........  104
SECTION 11.8.     Determinations Relating to Collateral...............  105
SECTION 11.9.     Form and Sufficiency of Release.....................  105
SECTION 11.06.    Release upon Termination of Issuer's
                     Obligations......................................  105

                                 ARTICLE 12

                        APPLICATION OF TRUST MONEYS

SECTION 12.1.     "Trust Moneys" Defined..............................  106
SECTION 12.2.     Withdrawal of Net Cash Proceeds Following an
                     Asset Sale.......................................  107
SECTION 12.3.     Withdrawal of Trust Moneys for Replacement
                     Assets...........................................  108
SECTION 12.4.     Withdrawal of Trust Moneys on Basis of
                     Retirement of Notes..............................  110
SECTION 12.5.     Investment of Trust Moneys..........................  111
SECTION 12.6.     Powers Exercisable by Trustee or Receiver...........  112
SECTION 12.7.     Disposition of Securities Retired...................  112

                                                                        Page
                                                                        ----
                                 ARTICLE 13

                               MISCELLANEOUS

SECTION 13.1.     Trust Indenture Act Controls........................  112
SECTION 13.2.     Notices.............................................  113
SECTION 13.3.     Communication by Holders with Other Holders.........  113
SECTION 13.4.     Certificate and Opinion as to Conditions
                     Precedent........................................  114
SECTION 13.5.     Statements Required in Certificate or Opinion.......  114
SECTION 13.6.     When Notes Disregarded..............................  115
SECTION 13.7.     Rules by Trustee, Paying Agent and Registrar........  115
SECTION 13.8.     Legal Holidays......................................  115
SECTION 13.9.     Governing Law.......................................  116
SECTION 13.10.    No Recourse Against Others..........................  116
SECTION 13.11.    Successors..........................................  116
SECTION 13.12.    Multiple Originals..................................  116
SECTION 13.13.    Table of Contents; Headings.........................  116
SECTION 13.14.    Severability Clause.................................  117

Signatures  ..........................................................  S-1

Exhibit A - Form of Note..............................................  A-1
Exhibit B - Form of Exchange Note.....................................  B-1
Exhibit C - Private Placement Legend..................................  C-1
Exhibit D - Legend for Book-Entry Securities..........................  D-1
Exhibit E - Form of Certificate To Be Delivered in Connection
                 with Transfers to Non-QIB Accredited Investors.......  E-1
Exhibit F - Form of Certificate To Be Delivered in Connection
                 with Transfers Pursuant to Regulation S..............  F-1
Exhibit G - Form of Guarantee.........................................  G-1
Exhibit H - Form of Supplemental Indenture............................  H-1
Exhibit I - Form of Additional Guarantor Pledge Agreement.............  I-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of April 29, 1998, among DECORA INDUSTRIES, INC., a Delaware corporation (together with its successors, "Issuer"), DECORA, INCORPORATED, a Delaware corporation and a wholly owned Subsidiary of Issuer (together with its successors, "Decora"), any Subsidiaries of Issuer that become parties hereto (collectively, the "Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Issuer's 11% Senior Secured Notes due 2005:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1.  Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with Issuer or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

            "Asset Acquisition" means (a) an Investment by Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into Issuer or any Restricted Subsidiary, or (b) the acquisition by Issuer or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such

Person or any other properties or assets of such Person other than in the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Issuer or any Restricted Subsidiary (including any Sale and Leaseback Transaction) to any Person other than Issuer or a Wholly Owned Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary or (b) any other property or assets of Issuer or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $750,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Issuer in compliance with Article 5, (iii) any transaction constituting a Change of Control or a Restricted Payment or (iv) the granting of any Lien, or any foreclosure thereon, to the extent granted in accordance with
Section 4.11.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each day which is not a Legal Holiday.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Is suer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to a Wholly Owned Restricted Subsidiary in compliance with Article 5; (ii) the approval by the holders of Capital Stock of Issuer of any plan or proposal for the liquidation or dissolution of Issuer (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Issuer; or (iv) the replacement of a majority of the Board of Directors of Issuer over a two-year period from the directors who constituted the Board of Directors of Issuer at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Issuer then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means (i) the Share (as defined in the German Pledge Agreement) and the rights pertaining thereto under the German Pledge Agreement and (ii) Collateral as defined in the other Security Documents.

            "Commission" or "SEC" means the Securities and Exchange
Commission.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company Order" means a written request or order signed in the name of Issuer by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

            "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent Consolidated Net Income has been reduced thereby,

(A) all income taxes of Issuer and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less (iii) any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for Issuer and the Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means the ratio of (x) Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to (y )Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense calculated on a basis consistent with Regulation S-X under the Exchange
Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if Issuer or any Restricted Subsidiary had directly incurred such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of Issuer or any Restricted Subsidiary (other than dividends paid in Qualified Equity Interests or paid to Issuer or any Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, for any period, the sum of, without duplication: (i) the aggregate of the interest expense of Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Issuer and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Issuer and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Re-stricted Subsidiary or is merged or consolidated with Issuer or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to Issuer or to a Wholly Owned Restricted Subsidiary by such Person (subject to the limitations of the foregoing clause (d)), (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to Issuer by consolidation or merger or as a transferee of Issuer's assets, any earnings of the successor Person prior to such consolidation, merger or transfer of assets.

            "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person or any Unrestricted Subsidiaries.

            "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of Issuer and the Restricted Subsidiaries reducing Consolidated Net Income of Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

            "Corporate Trust Office" means the office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036-1532 or such other office designated by the Trustee and notified to Issuer in accordance with this Indenture.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Issuer or any Restricted Subsidiary against fluctuations in currency values.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Disinterested Director" means a member of the Board of Directors of Issuer or a Restricted Subsidiary, as the case may be, who does not have any direct or indirect personal financial interest in or with respect to the transaction being considered; provided, however, an indirect interest in an Affiliate solely by reason of such director's ownership of Equity Interests of Issuer shall not be deemed to be an indirect personal financial interest in or with respect to the transaction being considered.

            "Disqualified Equity Interests" means that portion of any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than Section 4.8 and such Equity Interests specifically provide that Issuer will not redeem any such Equity Interests pursuant to such provisions prior to Issuer's repurchase of the Notes as are required to be repurchased pursuant to Section 4.8.

            "Equity Interests" means Capital Stock and any warrants, options or other rights to purchase or acquire any Capital Stock.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Notes" means the 11% Senior Secured Notes due 2005, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

            "Exchange Offer" has the meaning given to such term in the Registration Rights Agreement.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

            "Foreign Credit Facility" means one or more senior credit facilities providing for term loans, revolving credit loans and/or letters of credit between one or more Foreign Subsidiaries, on the one hand, and one or more lenders, on the other hand, together with related documents (including promissory notes, security agreements and guarantees), as the same may be amended or Refinanced from time to time.

            "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside the United States of America and jurisdictions outside the United States of America.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

            "German Holdings" means Decora Industries Deutschland GmbH, a German company and a wholly owned Subsidiary of Issuer, and its successors.

            "German Pledge Agreement" means the Pledge Agreement dated April 29, 1998 between Issuer and the Trustee relating to Issuer's pledge of 65% of its shares in German Holdings.

            "Global Notes" means one or more Regulation S Global Notes and 144A Global Notes.

            "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obli-gee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

            "Guarantee" means a guarantee of Issuer's obligations under the Transaction Documents pursuant to Article 10.

            "Guarantor" means (i) Decora and (ii) each Restricted Subsidiary that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "Guarantor Pledge Agreement" means (i) the Pledge Agreement dated April 29, 1998 between Issuer and the Trustee relating to Issuer's pledge of its shares in Decora and any future direct Subsidiary that becomes a Guarantor and
(ii) one or more pledge agreements between a Guarantor and the Trustee entered into pursuant to Section 4.5.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "Hornschuch" means Konrad Hornschuch AG, a German company and a Subsidiary of German Holdings, and its successors.

            "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (other than by reason of the German Holdings Revocation) or is merged or consolidated with or into Issuer or any Restricted Subsidiary shall be deemed to be incurred at such time. The accrual of interest or the accretion of original issue discount shall not be deemed to be an incurrence.

            "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money,
(ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the indebtedness so secured,
(viii) all indebtedness under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Equity Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

            "Indenture" means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.

            "Independent Financial Advisor" means a nationally recognized investment banking, consulting, accounting or appraisal firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Issuer and (ii) which, in the judgment of the Board of Directors of Issuer is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Purchaser" means Lazard Freres & Co. LLC.

            "Initial Notes" means the 11% Senior Secured Notes due 2005 of Issuer originally issued on the Issue Date.

            "interest" means, with respect to the Notes, the sum of any interest and any Liquidated Damages, if any, on the Notes.

            "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by Issuer or any Restricted Subsidiary on commercially reasonable terms in accordance with normal trade practices of Issuer or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Issuer or any Restricted Subsidiary, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If Issuer or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary,

Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. No Investment shall be deemed to be made solely by reason of the conversion of an equity interest into a debt obligation or vice versa.

            "Issue Date" means April 29, 1998, the date of original issuance of the Initial Notes.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

            "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

            "Mortgages" means any and all mortgages, deeds of trust or other security instruments hereafter granting Liens on the real property or leasehold estates of Issuer or any Restricted Subsidiary to the Trustee for its benefit and the benefit of the Holders from time to time.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Issuer or any Restricted Subsidiary from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

            "Notes" means the Initial Notes and the Exchange Notes.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering Memorandum" means the Offering Memorandum dated April 24, 1998 relating to the offering and sale of the Initial Notes.

            "Officer" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Vice President, the Secretary or any Assistant Secretary of Issuer.

            "Officers' Certificate" means with respect to any Person a certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the
President or any Executive Vice President.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be counsel to Issuer or the Trustee. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

            "Payment Dates" means Interest Payment Date, Redemption Date, Change of Control Payment Date, Net Proceeds Offer Payment Date, date established for the payment of Defaulted Interest or Stated Maturity of the principal of any Note.

            "Permitted Indebtedness" means, without duplication, each of the following:

            (i) Indebtedness under the Notes and the Guarantees, and Permitted Refinancings thereof;

             (ii) Indebtedness incurred pursuant to the U.S. Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $15.0 million and (y) the sum of 85% of the book value of ac-counts receivable and 60% of the book value of inventory of Issuer and the Restricted Subsidiaries (other than any Foreign Subsidiary), calculated on a consolidated basis in accordance with GAAP;

            (iii) Indebtedness incurred pursuant to the Foreign Credit Facility; provided, however, that after giving effect to such incurrence, the aggregate principal amount outstanding under the Foreign Credit Facility shall not exceed the greater of (x) $7.5 million and (y) the sum of 85% of the book value of accounts receivable and 60% of the book value of inventory of the Foreign Subsidiaries, calculated on a consolidated basis in accordance with GAAP;

            (iv) Permitted Refinancings of (x) Indebtedness of Issuer or any Restricted Subsidiary (other than Indebtedness described in clause (i),
      (ii) or (iii) above) to the extent outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon and (y) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of Section 4.9(a);

            (v) Interest Swap Obligations of Issuer covering Indebtedness of Issuer or any Restricted Subsidiary and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Issuer and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (vi) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Issuer and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (vii) Indebtedness of a Wholly Owned Restricted Subsidiary to Issuer or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by Issuer or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien held by a Person other than Issuer or a Wholly Owned Restricted Subsidiary; provided, however, that if as of any date any Person other than Issuer or a Wholly Owned

      Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (viii) Indebtedness of Issuer to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided, however, that (a) any Indebtedness of Issuer to any Wholly Owned Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to Issuer's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause
      (viii);

            (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (x) Indebtedness of Issuer or any Restricted Subsidiary represented by letters of credit for the account of Issuer or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (xi) guarantees by Issuer or a Guarantor of any Indebtedness of Issuer or a Wholly Owned Restricted Subsidiary permitted to be incurred under Section 4.9;

            (xii) Permitted Intercompany Loans in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

            (xiii) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Issuer and the Restricted Subsidiaries incurred in the ordinary course of business, and Permitted Refinancings thereof, not to exceed (x) prior to the German Holdings Revocation, $2.5 million at any one time outstanding and (y) after the German Holdings Revocation, $5.0 million at any one time outstanding; and

            (xiv) additional Indebtedness of Issuer or any Restricted Subsidiary in an aggregate principal amount not to exceed (x) prior to the German Holdings Revocation, $5.0 million at any one time outstanding and (y) after the German Holdings Revocation, $10.0 million at any one time outstanding.

            "Permitted Intercompany Loan" shall mean any loan or advance between Issuer and one of its Subsidiaries or between its Subsidiaries; provided, however, that (x) no payments of principal on such loan or advance shall be required, whether or not upon the happening of any event, on or prior to the final maturity date of the Notes, (y) upon a bankruptcy, insolvency, liquidation, dissolution or other similar proceeding all amounts due in respect of the Notes and this Indenture (including any interest accruing subsequent to an event of bankruptcy or insolvency, whether or not allowed or allowable thereunder) shall first be paid in full before any payment in respect of any Permitted Intercompany Loan shall be made and (z) upon a Default, no payments in respect of any Permitted Intercompany Loan may be made until such Default has been waived or cured or the Notes has been discharged in full.

            "Permitted Investments" means

            (i) Investments by Issuer or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary or that will merge or consolidate into Issuer or a Wholly Owned Restricted Subsidiary;

            (ii) Investments in Issuer by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to Issuer's obligations under the Notes and this Indenture;

            (iii) investments in cash and Cash Equivalents;

            (iv) loans and advances to employees and officers of Issuer and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed (x) prior to the German Holdings Revocation, $500,000 in the aggregate at any one time outstanding and (y) after the German Holdings Revocation, $1.0 million at any one time outstanding;

            (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Issuer's or any Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

            (vi) Investments in Unrestricted Subsidiaries not to exceed (x) prior to the German Holdings Revocation, $500,000 at any one time outstanding and (y) after the German Holdings Revocation, $1.0 million at any one time outstanding;

            (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (viii) Investments made by Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

            (ix) any Investment to the extent that the consideration therefor
      (x) consists solely of Qualified Equity Interests or (y) is paid solely with the proceeds of a substantially concurrent issuance and sale of Qualified Equity Interests (provided that any such proceeds used for this purpose shall not increase the Basket);

            (x) Investments in Hornschuch made with the proceeds of the offering of the Initial Notes to the extent used to purchase Equity Interests of Hornschuch as described in the Offering Memorandum under "The Transactions and Use of Proceeds"; and

            (xi) additional Investments in an aggregate amount not to exceed (x) prior to the German Holdings Revocation, $500,000 at any one time outstanding and (y) after the German Holdings Revocation, $1.0 million at any one time outstanding.

            "Permitted Liens" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Issuer or any Restricted Subsidiary;

            (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (vii) purchase money Liens to finance property or assets of Issuer or any Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Issuer or any Restricted Subsidiary other than the property and assets so acquired and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

           (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Issuer or any Restricted Subsidiary, including rights of offset and set-off;

            (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (xii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (xiii) of the definition of "Permitted Indebtedness";

            (xiii) Liens securing Indebtedness under Currency Agreements; and

            (xiv) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided, however, that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Issuer or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Issuer or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of Issuer or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Issuer or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Issuer or a Restricted Subsidiary.

            "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any Refinancing of such Indebtedness; provided, however, that (i) such Indebtedness shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Issuer in connection with such Refinancing), (ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced, (iii) if the Indebtedness being Refinanced is Indebtedness of Issuer, then such Refinancing Indebtedness shall be Indebtedness solely of Issuer and (iv) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "Pledge Agreements" means all Guarantor Pledge Agreements and the German Pledge Agreement.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "principal" of any Note means principal of and premium, if any, on such Note.

            "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Exhibit C.

            "Public Equity Offering" means an underwritten primary public offering of common stock of Issuer pursuant to an effective registration statement under the Securities Act (other than any registration statement filed on Form S-8 or similar form).

            "Purchase Money Indebtedness" means Indebtedness of Issuer or any Restricted Subsidiary incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided, however, (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Issuer or any Restricted Subsidiary other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing.

            "Qualified Equity Interests" means any Equity Inter-ests that are not Disqualified Equity Interests.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Real Property" means all right, title and interest of Issuer or any Restricted Subsidiary (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by Issuer or any Restricted Subsidiary together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

            "Record Date" means the Record Date specified in the Notes.

            "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among Issuer, the Guarantors party thereto and the Initial Purchaser.

            "Regulation S" means Regulation S under the Securities Act.

            "Release Notice" means a notice that shall (i) state that it is being delivered pursuant to Section 11.3(b), (ii) specify the fair market value of the Collateral subject to the applicable Asset Sale, which shall be determined in good faith by an Independent Financial Advisor within 60 days of the date of such notice if such fair market value exceed $2.5 million, (iii) certify that the purchase price received is at least equal to the fair market value of the Collateral subject to the applicable Asset Sale and (iv) confirm that the sale is a bona fide sale to a Person that is not an Affiliate of Issuer. Such notice shall be accompanied by an Officers' Certificate which shall state that such Asset Sale complies with the foregoing and the terms and conditions of Section 4.13 and that the Net Cash Proceeds of such Asset Sale will be applied pursuant to Section 4.13.

            "Replacement Assets" means, with respect to any Asset Sale, properties and assets that replace the properties and assets that were the subject of such Asset Sale or properties and assets that will be used in the business of Issuer and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto.

            "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office with direct responsibility for the administration of this Indenture, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge or familiarity with the particular subject.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Restricted Subsidiary" means any Subsidiary of Issuer which at the time of determination is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Issuer or a Restricted Subsidiary of any property, whether owned by Issuer or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Issuer or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "Security Documents" means (i) the Pledge Agreements and (ii) any other pledge or security agreements and Mortgages that may be delivered from time to time pursuant to Section 4.5(b) or Article 12, which agreements and Mortgages shall be in form and substance satisfactory to the Trustee.

            "Significant Subsidiary," means, at any date of determination, (a) any Restricted Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.1(vi) or (vii) has occurred and is continuing, would consti-tute a Significant Subsidiary under clause (a) of this definition.

            "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 2.8 hereof.

            "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

            "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

            "Transaction Documents" means the Notes, this Indenture, the Registration Rights Agreement and the Security Documents.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

            "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend.

            "Unrestricted Subsidiary" means any Subsidiary of Issuer designated as such pursuant to Section 4.18. Any such designation may be revoked by a resolution of the Board of Directors of Issuer delivered to the Trustee, subject to the pro-visions of Section 4.18.

            "U.S. Credit Facility" means one or more senior credit facilities providing for term loans, revolving credit loans and/or letters of credit between the Company and/or one or more Restricted Subsidiaries (other than any Foreign Subsidiary), on the one hand, and one or more lenders, on the other hand, together with related documents (including promissory notes, security agreements and guarantees), as the same may be amended or Refinanced from time to time.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

            SECTION 1.2. Other Definitions.

          Term                                     Defined in Section
          ----                                     ------------------
"Acceleration Notice"                              6.2
"Affiliate Transaction"                            4.12
"Agent Members"                                    2.16
"Bankruptcy Law"                                   6.1

          Term                                     Defined in Section
          ----                                     ------------------
"Basket"                                           4.10(I)(e)(iii)
"Change of Control Payment Date"                   4.8(b)(3)
"Collateral Account"                               12.1
"covenant defeasance option"                       8.1(b)
"Custodian"                                        6.1
"Defaulted Interest"                               2.8
"defeasance trust"                                 8.2
"Designation"                                      4.18
"Designation Amount"                               4.18
"Distribution Compliance Period"                   2.17
"Event of Default"                                 6.1
"German Holdings Revocation"                       4.18
"Guaranteed Obligations"                           10.1
"Guarantees"                                       4.5
"legal defeasance option"                          8.1(b)
"Net Proceeds Offer"                               4.13
"Net Proceeds Offer Amount"                        4.13
"Net Proceeds Offer Payment Date"                  4.13
"Net Proceeds Offer Period"                        4.13
"Net Proceeds Offer Trigger Date"                  4.13
"Note Register"                                    2.6
"144A Global Note"                                 2.4
"Paying Agent"                                     2.3
"Payment Default"                                  6.1
"Physical Notes"                                   2.4
"Revocation Condition"                             4.18
"Redemption Date"                                  3.3
"Reference Date"                                   4.10(I)(e)(iii)(A)
"Regulation S Global Note"                         2.4
"Released Trust Moneys"                            12.3
"Restricted Payment"                               4.10(I)
"Revocation"                                       4.18(c)
"Registrar"                                        2.3
"Surviving Entity"                                 5.1
"Trust Moneys"                                     12.1

            SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Notes.

            "indenture note holder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the Notes means Issuer and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4) "including" or "includes" means including or includes without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Issuer dated such date prepared in accordance with GAAP;

            (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

            (8) references to a Section or Article refers to a Section or Article, as the case may be, of this Indenture; and

            (9) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                    THE NOTES

            SECTION 2.1. Form and Dating. The Initial Notes and the Exchange Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A and Exhibit B, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

            The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

            Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

            SECTION 2.2. Title and Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $112,750,000 in aggregate principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.4, 2.5, 2.6, 2.7, 3.6, 4.8, 4.13 or 9.5.

            The final Stated Maturity of the Notes shall be May 1, 2005, and the Notes shall bear interest at the rate of 11% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semiannually on May 1 and November 1 in each year, commencing on November 1, 1998, to the Holders of record at the close of business on the April 15 and October 15, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

            The Notes shall be redeemable at the option of Issuer as provided in
Article 3 and paragraphs 5 and 6 on the reverse of the Notes.

            At the election of Issuer, the entire Indebtedness on the Notes or certain of Issuer's obligations and covenants and certain Defaults thereunder may be defeased as provided in Sections 8.1 and 8.2.

            SECTION 2.3. Registrar and Paying Agent. Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon Issuer in respect of the Transaction Documents may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Issuer may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections
4.8 and 4.13.

            Issuer shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent. Issuer shall notify the Trustee of the name and address of any such Paying Agent. If Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

            Issuer initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

            SECTION 2.4. Execution and Authentication. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

            The terms and provisions contained in the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes (the "144A Global Notes" and the "Regulation S Global Notes," respectively), substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall, and Notes issued in exchange for interests in a Global Note pursuant to Section 2.17 may, be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the "Physical Notes"), duly executed by Issuer and authenticated by Trustee as hereinafter provided and shall bear the Private Placement Legend.

            All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by Issuer have been so complied with.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for Issuer, by manual or facsimile signature.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $112,750,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a Company Order of Issuer in the form of an Officers' Certificate of Issuer. Each such Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to this
Section 2.4) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $112,750,000, except as provided in Section 2.7.

            Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent reasonably acceptable to Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Issuer and Affiliates of Issuer.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

            SECTION 2.5. Temporary Notes. Until definitive Notes are prepared and ready for delivery, Issuer may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that Issuer reasonably considers appropriate for temporary Notes as conclusively evidenced by Issuer's execution of such temporary Notes.

            If temporary Notes are issued, Issuer will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of Issuer designated for such purpose pursuant to Section 4.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 2.6. Transfer and Exchange. Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.3 being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

            Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. Whenever any Notes are so presented for exchange, Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. Issuer may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 3.6, 4.8, 4.13 or 9.5 hereof (in which events Issuer will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Any holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

            SECTION 2.7. Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, Issuer shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Note furnishes to Issuer and to the Trustee, in the case of such loss, destruction or theft, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and, in the case of such loss, destruction or theft, an indemnity bond shall be posted by such Holder, sufficient in the judgment of Issuer or the Trustee, as the case may be, to protect Issuer, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. Issuer may charge such Holder for Issuer's expenses in replacing such Note (including
(i) expenses of the Trustee charged to Issuer and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge Issuer for the Trustee's expenses in replacing such Note.

            Every replacement Note issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            SECTION 2.8. Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such
Note is registered at the close of business on the Record Date for such interest.

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Record Date; and such Defaulted

Interest may be paid by Issuer, at its election in each case, as provided in subsection (a) or (b) below:

            (a) Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify Issuer in writing of such Special Record Date. In the name and at the expense of Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

            (b) Issuer may elect to make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by Issuer to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee. The Trustee shall be entitled to rely on an Opinion of Counsel regarding the legality of any proposed payment pursuant to this subsection (b).

            Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            SECTION 2.9. Persons Deemed Owners. Prior to and at the time of due presentment for registration of transfer, Issuer, the Trustee and any agent of Issuer or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.8) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither Issuer, the Trustee nor any agent of Issuer or the Trustee shall be affected by notice to the contrary.

            SECTION 2.10. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. Issuer and any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which Issuer or such Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to Issuer unless, by a Company Order, Issuer shall direct that the canceled Notes be returned to it.

            The Trustee shall provide Issuer a list of all Notes that have been canceled from time to time as requested by Issuer.

            SECTION 2.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

            SECTION 2.12. Legal Holidays. In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date. In such event, no interest shall accrue with respect to such payment for the period from and after such Payment Date, to the next succeeding Business Day.

            SECTION 2.13. CUSIP and CUSIP Numbers. Issuer in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if Issuer does so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

            SECTION 2.14. Paying Agent To Hold Money In Trust. Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by Issuer in making any such payment. Money held in trust by the Paying Agent need not be segregated, except as required by law and except if Issuer, any Guarantor or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.15. Deposits of Monies. Prior to 10:00 a.m. New York City time on each Payment Date, Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Payment Date in a timely manner which permits the Paying Agent to remit payment to the Holders on such Payment Date.

            SECTION 2.16. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit D hereto.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by Issuer, the Trustee and any agent of Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Issuer, the Trustee or any agent of Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 2.4 and 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies Issuer that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of like tenor of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to subparagraph (b), (c) or (d) of this Section 2.16 shall, except as otherwise provided by Section 2.17, bear the Private Placement Legend.

            (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            SECTION 2.17. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor which is not a QIB:

              (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that the Holder of such Note certifies to the Registrar that neither Issuer nor any Affiliate of Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Notes without registering such Initial Notes thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and any legal opinions and certifications required thereby; and

             (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and Issuer shall execute, and the Trustee shall authenticate, Physical Notes in a principal amount equal to the principal amount of the Global Note to be transferred.

            (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registra-tion of any proposed transfer of an Initial Note to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that the Holder of such Note certifies to the Registrar that neither Issuer nor any Affiliate of Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto;

            (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

            (iv) until the 41st day after the Issue Date (the "Distribution Compliance Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act. During the Distribution Compliance Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants therein.

            (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

            (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that the Holder of such Note certifies to the Registrar that neither Issuer nor any Affiliate of Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

            (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

            (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global
      Note in an amount equal to the principal amount of the Global Note to be transferred.

            (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph
(a)(i)(x) of this Section 2.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

            (e) Other Transfers. If a Holder proposes to transfer a Note constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 2.17(a), (b) and (c), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to Issuer and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture.

            (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain in accordance with its customary procedures copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                    ARTICLE 3

                                   REDEMPTION

            SECTION 3.1. Notices to Trustee. If Issuer elects to redeem Notes pursuant to paragraph 5 thereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the subparagraph of the Notes pursuant to which the redemption will occur. Issuer shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from Issuer to the effect that such redemption will comply with the provisions herein.

            SECTION 3.2. Selection of Notes to be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Depository procedures), unless such method is otherwise prohibited. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify Issuer promptly of the Notes or portions of Notes to be redeemed. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In the event Issuer is required to make an offer to purchase Notes pursuant to Section 4.8 or 4.13 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to Issuer any remaining funds, which in no event will exceed $1,000.

            SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes (each, a "Redemption Date"), Issuer shall mail a notice of redemption by first-class mail to the registered address appearing in the Note Register of each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

            (6) that, unless Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

            (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

            (8) the CUSIP number, if any, printed on the Notes being redeemed;
      and

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At Issuer's request, the Trustee shall give the notice of redemption in Issuer's name and at Issuer's sole expense. In such event, Issuer shall provide the Trustee with the information required by this Section.

            SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.5. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, Issuer shall deposit with the Trustee or Paying Agent (or, if Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by Issuer to the Trustee for cancellation.

            SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part (with, if Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Certificate is so surrendered, Issuer shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Certificate, without service charge, a new Global Certificate in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Certificate so surrendered.

                                    ARTICLE 4

                                    COVENANTS

            SECTION 4.1. Payment of Notes. Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. Issuer shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.2. Corporate Existence; Conduct of Business.

            (a) Subject to Article 5 and Section 4.13, Issuer shall do or caused to be done, at its own cost and expense, all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of Issuer and each Restricted Subsidiary; provided, however, that neither Issuer nor any Restricted Subsidiary shall be required to preserve any such rights, licenses or franchises if the Board of Directors of Issuer shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of Issuer and the Subsidiaries, taken as a whole.

            (b) Issuer and the Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which Issuer and the Restricted Subsidiaries are engaged on the Issue Date, except to the extent as would not be material to Issuer and the Restricted Subsidiaries taken as a whole.

            SECTION 4.3. Maintenance of Office or Agency. Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange, an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment and an office or agency where notices and demands to or upon Issuer in respect of the Transaction Documents may be served. Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's office in New York City as set forth in Section 13.2.

            Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Issuer hereby initially designates the Trustee's office or agency in New York City as set forth in Section 13.2 as an agency of Issuer in accordance with Section 2.3.

            SECTION 4.4. Payment of Taxes and Other Claims. Issuer shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property; provided, however, that neither Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

            SECTION 4.5. Additional Subsidiary Guarantees; Additional Collateral. (a) If Issuer or any Restricted Subsidiary shall organize, acquire or otherwise invest in another Person that becomes a Restricted Subsidiary, then Issuer shall cause such Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit G pursuant to which such Restricted Subsidiary shall become a Guarantor under this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture. Notwithstanding the foregoing, no Foreign Subsidiary (so long as it is a Foreign Subsidiary) shall be required to become a Guarantor.

            (b) Concurrently with any Restricted Subsidiary becoming a Guarantor, Issuer shall (i) supplement Schedule I to the Guarantor Pledge Agreement to add Issuer's direct interests, if any, in Capital Stock of such Guarantor as Collateral thereunder and for such interests to be subject to the Guarantor Pledge Agreement as Additional Shares (as defined in the Guarantor Pledge Agreement) and (ii) cause each other Guarantor that holds any Capital Stock of such new Guarantor to enter into a pledge agreement substantially in the form of Exhibit I and pledge such Capital Stock as Collateral thereunder.

            SECTION 4.6. Reports to Holders. Issuer shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Issuer is required to file with the Commission pur-suant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Issuer shall file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. Issuer shall also comply with the other provisions of TIA Section 314(a). In addition, for so long as any Notes remain outstanding, Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

            SECTION 4.7. Compliance Certificate. Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of Issuer an Officers' Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of Issuer, stating that in the course of the performance by the signers of their duties as Officers of Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Issuer is taking or proposes to take with respect thereto. Issuer also shall comply with TIA Section 314(a)(4).

            SECTION 4.8. Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require Issuer to purchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption), in accordance with the terms contemplated in Section 4.8(b).

            (b) Within 30 days following any Change of Control, Issuer shall send, by first class mail, a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require Issuer to purchase such Holder's Notes at the purchase price in cash equal to 101% of the principal amount thereof plus accrued and un-paid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on an Interest Payment Date that is on or prior to the date fixed for purchase);

            (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control;

            (3) the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); and

            (4) the instructions as determined by Issuer, consistent with this
      Section 4.8, that a Holder must follow in order to have its Notes purchased.

            (c) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to Issuer at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Trustee or Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing its election to have such Note purchased.

            (d) On the Change of Control Payment Date, all Notes purchased by Issuer under this Section 4.8 shall be delivered to the Trustee for cancellation, and Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Issuer shall comply, to the extent applicable, with the requirements of Section 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes pursuant to this
Section 4.8.

            SECTION 4.9.  Limitation on Incurrence of Additional
Indebtedness.

            (a) Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Issuer may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio is greater than (i) 2.0 to 1.0 if such incurrence occurs on or prior to the third anniversary of the Issue Date and (ii) 2.25 to
1.0 if such incurrence occurs thereafter.

            (b) Notwithstanding the foregoing, Issuer shall not, and shall not permit any Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of the agreement or instrument governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as applicable.

            SECTION 4.10. Limitation on Restricted Payments. (I) Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

            (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Equity Interests of Issuer) on or in respect of Equity Interests of Issuer to holders of such Equity Interests,

            (b) redeem any Equity Interests of Issuer or any Restricted Subsidiary (other than any held by Issuer),

            (c) redeem or prepay, in whole or in part, prior to the scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as applicable, any Indebtedness of Issuer or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, or

            (d) make any Investment (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"),

            (e) if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default shall have occurred and be continuing; or

                  (ii) Issuer is not able to incur at least $1.00 of additional
            Indebtedness (other than Permitted Indebtedness) in compliance with
            Section 4.9(a); or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment but excluding Restricted Payments pursuant to clause (2), (3) or (4) of the next paragraph) made subsequent to the Issue Date shall exceed the sum (the "Basket") of:

                        (A) 50% of the cumulative Consolidated Net Income (or if
                  cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                        (B) 100% of the aggregate net cash proceeds received by
                  Issuer from any Person (other than a Subsidiary of Issuer) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Equity Interests of Issuer; plus

                        (C) without duplication of any amounts included in
                  clause (B) above, 100% of the aggregate net cash proceeds of any common equity contribution received by Issuer (other than from a Subsidiary of Issuer); plus

                        (D) in the case of the disposition or repayment of any
                  Investment that was treated as a Restricted Payment made after the Issue Date an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes; plus

                        (E) so long as the Designation thereof was treated as a
                  Restricted Payment after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with
                  Section 4.18, Issuer's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and fair market value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); minus

                        (F) with respect to each Subsidiary of Issuer which has
                  been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.18, the greater of (x) $0 and (y) the Designation Amount thereof (measured as of the date of Designation).

            (II) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the redemption of any Equity Interests of Issuer, either (i) solely in exchange for Qualified Equity Interests of Issuer or (ii) through the application of net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of Issuer) of Qualified Equity Interests of Issuer; (3) the redemption or prepayment of any Indebtedness of Issuer that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for Qualified Equity Interests of Issuer or
(ii) through the application of net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of Issuer) of (A) Qualified Equity Interests of Issuer or (B) Permitted Refinancings of Indebtedness permitted to be incurred under this Indenture; and (4) Permitted Investments. No transaction pursuant to this paragraph shall increase the Basket.

            (III) The amount of any non-cash Restricted Payment shall be the fair market value, on the date such Restricted Payment is made, of the assets or securities proposed to be transferred or issued by Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of Issuer, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $2.5 million.

            SECTION 4.11. Limitation on Liens. Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Issuer or any Restricted Subsidiary whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured. The foregoing shall not apply to: (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (b) Liens securing the Notes, the Guarantees and the Pledge Agreements; (c) Liens securing obligations under the U.S. Credit Facility incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness" and Liens securing obligations under the Foreign Credit Facility incurred pursuant to clause (iii) of the definition of "Permitted Indebtedness"; (d) Liens of Issuer or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary; (e) Liens securing Permitted Refinancings of Indebtedness secured by a Lien permitted under this Indenture and incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of Issuer or any Restricted Subsidiary not securing the Indebtedness so Refinanced; (f) Liens (other than Liens referred to in clauses (a) through (e)) that secure obligations in an aggregate amount not to exceed (x) prior to the German Holdings Revocation, $2.0 million at any one time outstanding and (y) after the German Holdings Revocation, $4.0 million at any one time outstanding; and (g) Permitted Liens.

            SECTION 4.12. Limitation on Transactions with Affiliates. (a) Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless such transaction or series of related transactions is on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Issuer or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions) involving aggregate value in excess of $500,000 shall be approved by a majority of the Disin-terested Directors of the Board of Directors of Issuer or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If there are no Disinterested Directors or if Issuer or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions) that involves an aggregate value in excess of $2.5 million, Issuer or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee; provided, however, that no such opinion shall be required for
(i) any Permitted Intercompany Loan or (ii) commercial transactions in the ordinary course of business and on reasonable and ordinary commercial terms exclusively between or among Issuer and/or one or more of its Subsidiaries.

            (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Issuer or any Restricted Subsidiary as determined in good faith by Issuer's Board of Directors; (ii) transactions exclusively between or among Issuer and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any transaction pursuant to an agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner not less favorable to the Holders; and (iv) Restricted Payments permitted by this Indenture, Permitted Investments and any transaction that is deemed not to be an Investment by reason of the last sentence of the definition of "Investment."

            SECTION 4.13. Limitation on Asset Sales. Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; (ii) at least 80% of the consideration received by Issuer or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents; and
(iii) upon the consummation of an Asset Sale, Issuer shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either (A) to permanently prepay any term loans of Issuer or any Restricted Subsidiary under the U.S. Credit Fa-cility and/or Foreign Credit Facility, as applicable, (B) to make an investment in Replacement Assets or (C) any combination of the foregoing clauses (A) and
(B); provided, however, that if the assets which were the subject of such Asset Sale constitute Collateral, Issuer or the applicable Restricted Subsidiary shall have entered into appropriate security documents pursuant to Article 12, and such Replacement Assets shall be subject to a perfected first priority Lien in favor of the Trustee and shall constitute Collateral. Pending such application, to the extent that the assets which are the subject of any Asset Sale constitute Collateral, such Net Cash Proceeds shall be deposited in the Collateral Account in accordance with this Indenture, and Issuer or the applicable Restricted Subsidiary shall enter into appropriate security documents pursuant to Article 12 and the Net Cash Proceeds of such Asset Sale shall be subject to a perfected first priority Lien in favor of the Trustee. On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (iii) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (iii) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by Issuer or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount at maturity of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph). To the extent that the Net Cash Proceeds of any Asset Sale of assets constituting Collateral are not required to be applied to the Notes and if there are Net Cash Proceeds remaining in the Collateral Account after all such offers or redemp-tions required or permitted by this Indenture, then such remaining Net Cash Proceeds shall be held in the Collateral Account as Collateral and shall be permitted to be reinvested by Issuer at any time as provided above. Pending the final application of the Net Cash Proceeds of a sale of assets not constituting Collateral, Issuer may temporarily reduce revolving credit indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

            In the event of the transfer of substantially all (but not all) of the property and assets of Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article 5, the Surviving Entity shall be deemed to have sold the properties and assets of Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Issuer and the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.13.

            Promptly, and in any event within 25 days after Issuer becomes obligated to make a Net Proceeds Offer, Issuer shall be obligated to deliver to the Trustee and send, to each Holder, at the address appearing in the Notes Register, a written notice stating that the Holder may elect to have his Notes purchased by Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the Net Proceeds Offer, shall include such disclosures as are required by law and shall specify (i) that the Net Proceeds Offer is being made pursuant to this Section 4.13; (ii) the purchase price (including the amount of accrued interest, if any) for each Note and the Net Proceeds Offer Payment Date; (iii) that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless Issuer defaults on making the payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Purchase Date; (v) that Holders electing to have Notes purchased pursuant to the Net Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice at least three Business Days prior to the Net Proceeds Offer Payment Date and must complete any form letter of transmittal proposed by Issuer and acceptable to the Trustee and the Paying Agent; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the Net Proceeds Offer Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased; (vii) that if Notes in a principal amount in excess of the aggregate principal amount which Issuer has offered to purchase are tendered pursuant to the Net Proceeds Offer, Issuer shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by Issuer so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired); (viii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and (ix) the instructions that Holders must follow in order to tender their Notes.

            Not later than the date upon which written notice of a Net Proceeds Offer is delivered to the Trustee as provided below, Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the Net Proceeds Offer Amount, (ii) the allocation of the Net Cash Proceeds from the Asset Sale pursuant to which such Net Proceeds Offer is being made, and (iii) the compliance of such allocation with the provisions of this Section 4.13. Upon the expiration of the period for which the Net Proceeds Offer remains open (the "Net Proceeds Offer Period"), Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by Issuer. Not later than 10:00 a.m. (New York City time) on the Net Proceeds Offer Payment Date, Issuer shall irrevocably deposit with the Trustee or with a paying agent (or, if Issuer is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Net Proceeds Offer Amount for all Notes properly tendered to and accepted by Issuer. The Trustee shall, on the Net Proceeds Offer Payment Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

            Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to Issuer at the address specified in the notice at least three Business Days prior to the Net Proceeds Offer Payment Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or Issuer receives not later than one Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Net Proceeds Offer and that has been or will be delivered for purchase by Issuer and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Net Proceeds Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Net Proceeds Offer Amount, Issuer shall select the Notes to be purchased on a pro rata basis (to the extent practicable) based on the aggregate principal amount of Notes tendered by each Holder (with such adjustments as may be deemed appropriate by Issuer so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. To the extent that the aggregate amount of principal and accrued interest of Notes validly tendered and not withdrawn pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, Issuer may use such surplus for general corporate purposes. Upon completion of a Net Proceeds Offer, the aggregate unutilized Net Proceeds Offer Amount with respect to the applicable Asset Sale or Asset Sales shall be reset to zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            Issuer shall comply with the requirements of Section 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.

            Section 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions on or in respect of its Capital Stock; (y) make loans or advances or to pay any Indebtedness or other obligation owed to, or enter into guarantees for the benefit of, Issuer or any other Restricted Subsidiary; or (z) transfer any of its property or assets to Issuer or any other Restricted Subsidiary, except for (a) such encumbrances or restrictions existing under or by reason of
(1) applicable law; (2) this Indenture; (3) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, as such instrument is in effect on the date of acquisition or as thereafter amended in a manner no less favorable to the Holders; (4) agreements existing on the Issue Date (including the U.S. Credit Facility and the Foreign Credit Facility) as in effect on the Issue Date or as thereafter amended in a manner no less favorable to the Holders; or (5) an agreement governing Permitted Refinancings of Indebtedness incurred pursuant to an agreement referred to in clause (2), (3) or (4) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Holders than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3) or (4); (b) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (c) customary covenants in any agreement governing Purchase Money Indebtedness that restrict the transfer of property acquired with the proceeds of such Purchase Money Indebtedness; (d) covenants in security agreements securing Indebtedness of a Restricted Subsidiary, to the extent that the Liens securing such Indebtedness were otherwise incurred in accordance with Section 4.11, that restrict the transfer of property subject to such Liens; and (e) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

            SECTION 4.15. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. Issuer shall not sell, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Capital Stock of a Restricted Subsidiary, except (i) to Issuer or a Wholly Owned Restricted Subsidiary; (ii) the sale of all of the Capital Stock of a Restricted Subsidiary in accordance with Section 4.13; or (iii) in the case of issuance of Capital Stock by a non-Wholly Owned Restricted Subsidiary if, after giving effect to such issuance, Issuer maintains its direct or indirect percentage of beneficial and economic ownership of such non-Wholly Owned Restricted Subsidiary.

            SECTION 4.16. Limitation on Sale and Leaseback Transactions. Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, however, that Issuer may enter into a Sale and Leaseback Transaction if (i) Issuer would have (a) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction in compliance with Section 4.9 and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.11, (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, Section 4.13.

            SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries. Issuer will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to Issuer or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than Issuer or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

            SECTION 4.18. Designation of Unrestricted Subsidiaries. (a) Issuer may designate any Subsidiary of Issuer (other than Decora or any of its Subsidiaries and, following the German Holdings Revocation, other than German Holdings and its Subsidiaries) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

            (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

            (ii) at the time of and after giving effect to such Designation, Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.9(a); and

            (iii) Issuer would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 4.10(I) in an amount (the "Designation Amount") equal to the fair market value of Issuer's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

            All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

            German Holdings and its Subsidiaries shall be deemed to have been designated Unrestricted Subsidiaries as of the Issue Date. On January 1, 2001, the Designation of German Holdings and its Subsidiaries as Unrestricted Subsidiaries shall be deemed to have been revoked (such Revocation, the "German Holdings Revocation") in accordance with paragraph (c) below. Notwithstanding the foregoing, in the event that the Consolidated Fixed Charge Coverage Ratio after giving effect to the German Holdings Revocation (assuming that German Holdings and its Subsidiaries had been Restricted Subsidiaries since the beginning of the Four Quarter Period) is less than the Consolidated Fixed Charge Coverage Ratio before giving effect to the German Holdings Revocation (the "Revocation Condition"), the German Hold-ings Revocation shall not be deemed to have been effected on such date, but shall be deemed to be effected at the end of the first fiscal quarter thereafter that the Revocation Condition is satisfied. Issuer shall not cause or suffer German Holdings or any of its Subsidiaries to incur Indebtedness for the primary purpose of avoiding the Revocation Condition being satisfied. At no time following the German Holdings Revocation shall German Holdings or any of its Subsidiaries be Designated as Unrestricted Subsidiaries.

            (b) Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, at any time (x) provide credit support for, subject any of its properties or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be liable for any Indebtedness of any Unrestricted Subsidiary or (z) be liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary; provided, however, that the foregoing shall not prohibit any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner not less favorable to the Holders.

            (c) Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

            (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            (d) All Designations and Revocations must be evidenced by resolutions of the Board of Directors of Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

            SECTION 4.19. Limitation on Capital Expenditures. Issuer will not permit or suffer the aggregate amount of capital expenditures of Issuer and the Restricted Subsidiaries and German Holdings and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, (i) for the fiscal year ending March 31, 1999 to exceed $10.5 million or (ii) for any fiscal year thereafter to exceed the sum of 5.5% of net sales of Issuer and the Restricted Subsidiaries and German Holdings and its Subsidiaries for the fiscal year immediately preceding such fiscal year, as determined on a consolidated basis in accordance with GAAP; provided, however, that if the actual amount of such capital expenditures in any fiscal year is less than the amount permitted under this Section 4.19 for such fiscal year, the unused amount (not to exceed 25% of such permitted amount) may be carried over to the immediately succeeding year, but not any subsequent year.

            SECTION 4.20. Impairment of Security Interest. Issuer shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders of the Notes, with respect to the Collateral, and Issuer shall not grant to any Person (other than the Trustee on behalf of itself and the Holders of the Notes) any interest whatsoever in the Collateral other than Liens permitted by this Indenture and the Security Documents.

            SECTION 4.21. Amendment to Pledge Agreements. Except as expressly permitted under the terms of the applicable Security Document, Issuer shall not, and shall not permit or consent to any amendment, modification or supplement of, the Security Documents in any way which would be adverse to the Holders or which would constitute a Default.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

            SECTION 5.1. Merger, Consolidation and Sale of Assets. (a) Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Issuer's assets (determined on a consolidated basis for Issuer and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

              (i) either (1) Issuer shall be the surviving or continuing corporation or (2) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Issuer and the Restricted Subsidiaries substantially as an entirety (the "Surviving En-tity");

                  (x) shall be a corporation organized and validly existing
            under the laws of the United States or any State thereof or the District of Columbia; and

                  (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes and the performance of every covenant of the Transaction Documents on the part of Issuer to be performed or observed;

             (ii) other than in a consolidation or merger solely between Issuer and a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), Issuer or such Surviving Entity, as the case may be,

            (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Issuer immediately prior to such transaction and

            (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9(a) (if Issuer shall not be the Surviving Entity, all references to Issuer and the Restricted Subsidiaries in the definitions used to determine the Consolidated Fixed Charge Coverage Ratio shall be to the Surviving Person and its Subsidiaries after giving effect to such transaction (excluding any Unrestricted Subsidiaries));

            (iii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), no Default shall have occurred and be continuing;

            (iv) Issuer or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is re-quired in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of Issuer.

            (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.13) will not, and Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Issuer or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Issuer could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into Issuer (with Issuer being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary need only comply with clause (iv) of Section 5.1(a).

            (d) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Issuer or a Guarantor in accordance with the foregoing, in which Issuer or such Guarantor is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer or such Guarantor under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents with the same effect as if such Surviving Entity had been named as such herein and therein; and thereafter, except in the case of (a) a lease or
(b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of Issuer or such Guarantor, Issuer shall be discharged from all obligations and covenants under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents and such Guarantor shall be dis-charged from all obligations and covenants under this Indenture, the Guarantee of such Guarantor, the Registration Rights Agreement and the Security Documents, as the case may be.

            For all purposes of this Indenture and the Notes (including the provisions of this Article 5 and Sections 4.9, 4.10 and 4.11), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with Section 4.18, and all Indebtedness, and all Liens on property or assets, of Issuer and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

            SECTION 6.1. Events of Default. Any of the following shall constitute an Event of Default:

            (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

            (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (iii) (x) a default in the observance or performance of Section 5.1 or Issuer's obligation to effect a Change of Control Offer pursuant to
      Section 4.8 or (y) a default in the observance or performance of any other covenant or agreement contained in this Indenture or any Security Document which default continues for a period of 30 days after Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or Issuer and the Trustee receiving such notice from Holders of at least 25% of the outstanding principal amount of the Notes;

            (iv) default under any mortgage, indenture or other investment or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default (x) is caused by a failure to pay when due principal or interest on such Indebtedness within the applicable express grace period, (y) results in the acceleration of such Indebtedness prior to its express final maturity or (z) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the property or assets securing such Indebtedness and, in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (x), (y) or (z) has occurred and is continuing, aggregates $2.5 million or more;

              (v) one or more judgments in an aggregate amount in excess of $2.5 million shall have been rendered against Issuer or any Restricted Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

             (vi) Issuer or any Significant Subsidiary:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors; or

                  (E) takes any comparable action under any foreign laws
            relating to insolvency;

            (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against Issuer or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of Issuer or any Significant
            Subsidiary or for any substantial part of the property of Issuer or any Significant Subsidiary; or

                  (C) orders the winding up or liquidation of Issuer or any
            Significant Subsidiary of Issuer;

            (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 60 days;

           (viii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

            (ix) any of the Security Documents shall cease to be in full force and effect or cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby.

            The term "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            Issuer shall deliver to the Trustee, promptly after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default) that has occurred and, if applicable, describe such Default and the status thereof.

            SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) above with respect to Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) or
(vii) above with respect to Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due the Trustee under Section 7.7 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any action under the Security Documents as may be required or permitted thereunder.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

            SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, in each case, whether under law, this Indenture, the Security Documents or otherwise. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall have no duty to make such determination) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) such Holder has previously given the Trustee notice stating that an Event of Default is continuing;

            (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

            (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, un-der applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Security Documents upon the Collateral.

            SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

            SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:

            FIRST: to the Trustee for amounts due under Section 7.7 and then for amounts due under the Pledge Agreement and the other Security Documents;

            SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            THIRD: to Issuer.

            The Trustee may, upon prior written notice to Issuer, fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

            SECTION 7.1. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

            (d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.2. Rights of Trustee. Subject to Section 7.1,

            (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

            (c) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (e) Prior to the occurrence of an Event of Default hereunder and after the cure or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers' Certificate, or other request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigations, in the opinion of the Trustee, is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Issuer or, if advanced by the Trustee, shall be repaid by Issuer on demand.

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by Issuer in order for the Trustee to act, the Trustee (unless otherwise evidence by herein specifically prescribed), shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officers' Certificate, or for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

            (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Issuer, except as otherwise specifically set forth in this Indenture, but the Trustee may require of Issuer full information and advice as to the performance of the covenants, conditions and agreements contained herein.

            (i) Except for (i) a default under Section 6.1(i), 6.1(ii) or 4.1,
(ii) the failure of Issuer to file any financial statements, documents or certificates specifically required to be filed with the Trustee pursuant to the provisions of this Indenture or (iii) any other event of which the Trustee has "actual knowledge" and which event constitutes a Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or event unless specifically notified in writing by Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term "actual knowledge" means the actual fact of knowing, without a duty to make any investigation with regard thereto.

            (j) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

            (k) The permissive rights of the Trustee to perform acts enumerated in this Indenture shall not be construed as a duty.

            (l) The Trustee shall not be liable for any interest on any money received by it except as the Trustee may agree in writing with Issuer.

            (m) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Issuer or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

            SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 30 days after it is known by a Responsible Officer or written notice is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its

Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

            SECTION 7.6. Reports by Trustee to Holders. Within 60 days after each May 1 beginning with May 1, 1999, the Trustee shall mail to each Holder a brief report dated as of May 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). Prior to delivery to the Holders, the Trustee shall deliver to Issuer a copy of any report it delivers to Holders pursuant to this Section 7.6.

            SECTION 7.7. Compensation and Indemnity. Issuer shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Except during the occurrence of an Event of Default, the Trustee shall provide Issuer reasonable notice of any expenditure not in the ordinary course of business. Issuer shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Issuer shall not relieve Issuer of its obligations hereunder. Issuer shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel at the expense of Issuer. Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. Issuer need not pay for any settlement made without its written consent.

            To secure Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

            Issuer's payment obligations pursuant to this Section and any Lien arising hereunder or under the Security Documents shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.1(vi) or (vii) with respect to Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time upon 30 days notice to Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Issuer shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by Issuer or by the Holders of a majority in principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Issuer shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trus-tee.

            Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Trustee under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be appointment of a successor Trustee under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Trustee under the Security Documents.

            Notwithstanding the replacement of the Trustee pursuant to this Section, Issuer's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

            SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, so long as such corporation is eligible under this Article 7 and TIA Section 310(a).

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Issuer are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.1. Discharge of Liability on Notes; Defeasance.

            (a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes pursuant to Section 2.6) as to all outstanding Notes when
(i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Issuer and thereafter repaid to Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit together with irrevocable instructions from Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) Issuer has paid all other sums payable under the Transaction Documents by Issuer; and (iii) Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with. Upon satisfaction of such conditions, the Trustee shall, if requested by Issuer, acknowledge satisfaction and discharge of this Indenture.

            (b) Subject to Sections 8.1(c) and 8.2, Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.4 through 4.21, inclusive, and Section 5.1(a)(ii) and the operation of Sections 6.1(iii), 6.1(iv), 6.1(v), 6.1(vi) (but only with respect to Restricted Subsidiaries), 6.1(vii) (but only with respect to Restricted Subsidiaries), 6.1(viii) and 6.1(ix) ("covenant defeasance option"). Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated due to a failure to comply with any of Sections 4.4 through 4.21, inclusive, Section 5.1(a)(ii) or the operation of Sections 6.1(iii), 6.1(iv), 6.1(v), 6.1(vi) (but only with respect to Restricted Subsidiaries), 6.1(vii) (but only with respect to Restricted Subsidiaries), 6.1(viii) or 6.1(ix). If Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations under Article 11.

            Upon satisfaction of the conditions set forth herein and upon request of Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that Issuer terminates.

            (c) Notwithstanding clauses (a) and (b) above, Issuer's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, Issuer's obligations in Sections 7.7 (except in respect of Liens on the Collateral), 8.4 and 8.5 shall survive.

            SECTION 8.2. Conditions to Defeasance. In order to exercise either legal defeasance or covenant defeasance:

            (i) Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

             (ii) in the case of legal defeasance, Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (x) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (iii) in the case of covenant defeasance, Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (iv) no Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.1(vi) or
      (vii) are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

            (vi) Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Issuer with the intent of preferring the Holders over any other creditors of Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of Issuer or others;

            (vii) Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with;

            (viii) Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (ix) Issuer shall have paid or duly provided for payment under terms mutually satisfactory to Issuer and the Trustee all amounts then due to the Trustee pursuant to Section 7.7.

            Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a legal defeasance need not be delivered if all Notes not therefore deliv-ered to the Trustee for cancellation (x) have become due and payable, (y) will become due an payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Issuer.

            Before or after a deposit, Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with
Article 3.

            SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including Issuer acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Notes.

            SECTION 8.4. Repayment to Issuer. Upon request of Issuer, the Trustee shall promptly turn over to Issuer any money or securities held by it at any time which, in the opinion of a nationally recognized firm of independent accountants expressed in a certification delivered to the Trustee, is in excess of the amounts required to be maintained by the Trustee pursuant to Section 8.2 hereof.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to Issuer for payment as general creditors.

            SECTION 8.5. Indemnity for Government Obligations. Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

            SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Issuer's obligations under this Indenture and the Notes and the Guarantors' obligations under this Indenture and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, (a) if Issuer has made any payment of interest on or principal of any Notes following the reinstatement of their obligations, Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to Issuer promptly after receiving a written request therefor at any time, if such reinstatement of Issuer's obligations has occurred and continues to be in effect.

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

            SECTION 9.1. Without Consent of Holders. Issuer and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to provide for the assumption by a successor corporation of the obligations of Issuer under this Indenture in the event of any transaction in compliance with Article 5 in which Issuer is not the Surviving Person;

            (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in
      Section 163(f)(2)(B) of the Code;

            (iv) to add Guarantees with respect to the Notes;

            (v) to release any Guarantor from its Guarantee when permitted by this Indenture;

            (vi) to add security for the Notes;

            (vii) to add to the covenants of Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon Issuer hereunder or under the Pledge Agreements or other Security Documents;

            (viii) to make any change that does not adversely affect the rights of any Holder; or

            (ix) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

            After an amendment under this Section becomes effective, Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.2. With Consent of Holders. Issuer and the Trustee may amend this Indenture or the Notes with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of outstanding Notes affected thereby, no amendment may:

            (i) reduce the amount of Notes whose Holders must consent to an amendment;

            (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

            (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Note, or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            (iv) make any Note payable in money other than that stated in the Notes;

            (v) make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

            (vi) waive a Default in the payment of principal or interest on any Note (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and

      (y) waive the payment default that resulted from such acceleration);

            (vii) amend in any material respect the obligation of Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto;

            (viii) subordinate the Notes or any Guarantee to any other obligation of Issuer or any Guarantor;

            (ix) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

            (x) other than in compliance with this Indenture, consent to a release of the security interest in the Collateral or make any change in the provisions of this Indenture or any Security Document relating to the security interest of the Trustee in the Collateral in a manner adverse to the Holders.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

            After an amendment under this Section becomes effective, Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

            SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. An amendment or waiver becomes effective once the requisite number of consents are received by Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Holder.

            Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.

If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.

            Alternatively, if Issuer or the Trustee so determines, Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

            SECTION 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment or waiver authorized pursuant to this Article 9; provided, however, that the Trustee may, but shall not be obligated to, execute any amendment or waiver that adversely affects the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of Article 9 of this Indenture.

                                   ARTICLE 10

                                   GUARANTEES

            SECTION 10.1. Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns as primary obligor and not merely as a surety, on an unsecured senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of Issuer under this Indenture and the Notes whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantors being herein called the "Guaranteed Obligations"). The Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligations.

            Each Guarantor waives presentation to, demand of, payment from and protest to Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them;
(e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

            Except as expressly set forth in Sections 8.2, 10.2 and 10.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Issuer or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of Issuer to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of Issuer to the Holders and the Trustee.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of Guaranteed Obligations as provided in Article 6, the Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

            Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            SECTION 10.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount based on the consolidated net worth of each Guarantor.

            SECTION 10.3. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 10.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

            SECTION 10.5. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 10.6. Release of Guarantor. If all of the Capital Stock of a Guarantor is sold by the Company or any Sub-sidiary in a transaction constituting an Asset Sale (or which, but for the provisions of clause (i) of the definition of such term, would constitute an Asset Sale), and, if required by this Indenture, (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.13 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale will be used in accordance with Section 4.13 within the time limits specified by such Section, then such Guarantor shall be released and discharged from its Guarantee upon such use in the case of clause
(x) or upon such delivery in the case of clause (y).

            SECTION 10.7. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.5 shall, and Issuer shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit H hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                                   ARTICLE 11

                                   COLLATERAL

            SECTION 11.1. Pledge of Collateral.

            (a) In order to secure the due and punctual payment of principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of Issuer to the Holders or the Trustee under the Transaction Documents, the Company and the Trustee have simultaneously with the execution of this Indenture entered into the Pledge Agreements, pursuant to which the Company has granted to the Trustee for the benefit of the Trustee and the Holders a first priority Lien on and security interest in the Collateral, and in the event any Collateral is subject to an Asset Sale will supplement the existing Pledge Agreements or enter into Pledge Agreements or other Security Documents, pursuant to which the Company or the applicable Guarantor will grant to the Trustee for the benefit of the Trustee and the Holders a first priority Lien on and security interest in the Replacement Assets replacing the Collateral subject to such Asset Sale, which Replacement Assets shall constitute Collateral.

            (b) Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Security Documents and this Indenture, and authorizes and directs the Trustee to act as secured party with respect thereto.

            (c) As set forth in and governed by the Security Documents, as among the Holders of Notes, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Notes without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

            SECTION 11.2. Recording; Priority; Opinions, Etc.

            (a) Issuer shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under the Security Documents, from time to time, in order to grant, perfect and maintain in favor of the Trustee for the benefit of the Trustee and the Holders a valid and perfected first priority Lien on the Collateral and to fully preserve and protect the rights of the Trustee and the Holders under this Indenture and the Security Documents.

            Issuer shall from time to time promptly pay and satisfy all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, Issuer shall pay such taxes promptly upon demand by the Trustee.

            (b) Issuer shall, with respect to (i) below, promptly after the initial issuance of the Notes, and with respect to (ii) below, upon qualification of this Indenture under the TIA, furnish to the Trustee:

              (i) Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;

             (ii) on May 1 in each year beginning with May 1, 1999, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents with respect to the Liens, or
      (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

            SECTION 11.3. Release of Collateral. The Trustee shall not release Collateral from the Lien of the Security Documents unless such release is in accordance with the provisions of this Section 11.3 and of the Security Documents. To the extent applicable, Issuer shall cause TIA Section 314(d) relating to the release of property or Liens to be complied with.

            (a) Satisfaction and Discharge; Defeasance. Issuer shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Security Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture or for defeasance pursuant to Section 8.1. Upon delivery by Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article 8), the Trustee shall take all necessary action, at the request and expense of Issuer, to release and reconvey to Issuer all of the Collateral, and shall deliver such Collateral in its possession to Issuer including, without limitation, the execution and delivery of releases or waivers whenever necessary.

            (b) Sales of Collateral. Collateral constituting assets subject to an Asset Sale may be released from the Lien of this Indenture and the Security Documents if such Asset Sale complies with this Indenture, including applications of the Net Cash Proceeds in compliance with Section 4.13 and
Article 12.

            Upon compliance with the conditions set forth in (b) above, and the delivery by Issuer of such other documents that the Trustee may reasonably require, the Trustee shall execute, acknowledge (if applicable) and deliver to Issuer such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice, as applicable, and the satisfaction of the applicable requirements of this Section 11.3.

            At any time when a Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the Holders.

            SECTION 11.4. Trust Indenture Act Requirements. The release of any Collateral from the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Security Documents in contravention of the terms of this Indenture. Without limitation, Issuer and each other obligor on the Notes shall cause TIA Section 314(d) relating to the release of property or securities from the Liens of each hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an

Officer of Issuer, except in cases which TIA Section 314(d) requires that such certificate or opinion be made by an independent person.

            SECTION 11.5. Suits To Protect Collateral. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).

            SECTION 11.6. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under obligation to ascertain or inquire into the authority of Issuer to make any such sale or other transfer.

            SECTION 11.7. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of Issuer or of any officer or officers thereof required by the provisions of this Article 11.

            SECTION 11.8. Determinations Relating to Collateral. In the event
(i) the Trustee shall receive any written request from Issuer under the Security Documents for consent or approval with respect to any matter or thing relating to any Collateral or Issuer's obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Collateral constitutes released Collateral) or (ii) there shall be due to or from the Trustee under the provisions of the Security Documents any performance or the de-livery of any instrument or (iii) the Trustee shall become aware of any nonperformance by Issuer of any covenant or any breach of any representation or warranty of Issuer set forth in the Security Documents, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.5.

            SECTION 11.9. Form and Sufficiency of Release. In the event that Issuer has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of Section 11.3 may be sold, exchanged or otherwise disposed of by Issuer, and Issuer requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, the Trustee shall promptly execute such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Security Documents.

            SECTION 11.10. Release upon Termination of Issuer's Obligations. In the event that Issuer delivers an Officers' Certificate certifying that the provisions of Sections 8.1 or 8.2 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as Issuer may reasonably request evidencing the termination of the Liens created by the Security Documents and (ii) not be deemed to hold the Liens for the benefit of the Holders.

            SECTION 11.11. Perfection with Respect to Certain Collateral. Notwithstanding anything to the contrary in this Article 11, if the Lien on and security interest in any Collateral (including any Collateral consisting of Replacement Assets) is governed by the law of any jurisdiction other than any jurisdiction in the United States, and such law does not permit "perfection" of a security interest, then, as to such Collateral, references in this Article 11 to perfection (including in any Opinion of Counsel) shall not apply but shall be replaced by references to "validity," "made valid" or like appropriate term; provided, however, that the foregoing shall not relieve

Issuer of its obligations to perform any and all such acts and execute such documents as are necessary or advisable to perfect, in favor of the Trustee for the benefit of the Trustee and the Holders, the Lien on and security interest in such Collateral to the extent the law of any jurisdiction in the United States or any other jurisdiction that permits perfection of a security interest may apply.

                                   ARTICLE 12

                           APPLICATION OF TRUST MONEYS

            SECTION 12.1. "Trust Moneys" Defined. All cash or Cash Equivalents received by the Trustee:

            (a) upon the release of Collateral from the Lien of this Indenture and/or the Security Documents, including investment earnings thereon; or

            (b) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

            (c) for application under this Article 12 as elsewhere provided in this Indenture (including, without limitation, and subject to, Section 4.13) or the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 3.5 or 4.13 or Article 8 or delivered to or received by the Trustee for application in accordance with Section 6.10 hereof) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to enforcement of the Security Documents, such Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article 12.

            On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at the Corporate Trust Office of the Trustee. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article 12.

            SECTION 12.2. Withdrawal of Net Cash Proceeds Following an Asset Sale. To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.13 and Issuer has made a Net Proceeds Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Net Proceeds Offer may be withdrawn by Issuer and shall be paid by the Trustee to Issuer (or as otherwise directed by Issuer) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            (a) A notice which shall (A) refer to this Section 12.2 and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Notes pursuant to the Net Proceeds Offer and the remaining amount of Trust Moneys to be released to Issuer;

            (b) An Officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 4.13, (B) there is no Default or Event of Default in effect or continuing on the date hereof,
(C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;

            (c) All documentation required under TIA Section 314(d); and

            (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            SECTION 12.3. Withdrawal of Trust Moneys for Replacement Assets. To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.13 and Issuer intends to invest such Net Cash Proceeds in Replacement Assets consistent with Section 4.13 (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by Issuer and shall be paid by the Trustee to Issuer (or as otherwise directed by Issuer) to reimburse Issuer for expenditures made or to pay costs incurred in connection with such Replacement Assets upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

            (a) If the Replacement Assets are Real Property, Issuer shall also deliver to the Trustee:

            (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

            (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a valid and perfected mortgage Lien on such Real Property in an aggregate amount equal to the fair market value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Liens of the type which are customary and incurred in the ordinary course of business, together with such endorsements and other opinions as may be reasonably requested by Trustee;

            (iii) in the event such Real Property has a fair market value in excess of $250,000, a survey with respect thereto; and

            (iv) evidence of payment or a closing statement indicating payments to be made by Issuer of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Documents and to perfect such Lien.

            (b) If the Replacement Assets are personal property, Issuer shall deliver to the Trustee:

            (i) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such personal property; and

            (ii) evidence of payment or a closing statement indicating payments to be made by Issuer of all filing fees, recording charges, transfer taxes and other costs and ex-penses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Assets to the Lien of any Security Document and to perfect such Lien.

            (c) all documentation required under TIA Section 314(d); and

            (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by such Company Order.

            SECTION 12.4. Withdrawal of Trust Moneys on Basis of Retirement of Notes. Except as otherwise required by the Security Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Notes, as Issuer shall request in writing, upon receipt by the Trustee of the following:

            (a) Board Resolutions of Issuer directing the application pursuant to this Section 12.4 of a specified amount of Trust Moneys and, if such moneys are to be applied to payment, designating the Notes so to be paid and, if such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

            (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

            (c) an Officers' Certificate, dated not more than five Business Days prior to the date of the relevant application stating (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby, and (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

            (d) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the cash deposited pursuant to paragraph (b) of this
Section 12.05, to the extent necessary, to pay any accrued interest required in connection with such purchase.

            SECTION 12.5. Investment of Trust Moneys. All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of Issuer, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to Issuer. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

            The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.5.

            SECTION 12.6. Powers Exercisable by Trustee or Receiver.

            In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 12 conferred upon Issuer with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 12. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

            SECTION 12.7. Disposition of Notes Retired. All Notes received by the Trustee and for whose purchase Trust Mon-eys are applied under this Article 12, if not otherwise canceled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed by Issuer. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to Issuer.

                                   ARTICLE 13

                                  MISCELLANEOUS

            SECTION 13.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

            SECTION 13.2. Notices. Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to Issuer, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

            If to Issuer or any Guarantor:

            Decora Industries, Inc.
            1 Mill Street
            Fort Edward, New York  12828-1727
            Attention:  Chief Financial Officer

            If to the Trustee:

            United States Trust Company of New York
            114 West 47th Street
            25th Floor
            New York, New York  10036-1532
            Attention:  Corporate Trust Department

            Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed or sent by overnight courier or facsimile to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

            Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

            SECTION 13.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by Issuer to the Trustee to take or refrain from taking any action under this Indenture, Issuer shall furnish to the Trustee to the extent required by the TIA or this Indenture:

            (1) an Officers' Certificate (which in connection with the original issuance of the Notes need only be executed by one Officer for Issuer) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, that an Opinion of Counsel can rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

            SECTION 13.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

            SECTION 13.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee shall provide Issuer reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.8. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.9. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 13.10. No Recourse Against Others. No recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Issuer or any Guarantor in this Indenture, or in any of the Notes or the Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Issuer or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

            SECTION 13.11. Successors. All agreements of Issuer in this Indenture and the Notes shall bind Issuer's successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 13.14. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    DECORA INDUSTRIES, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    GUARANTOR:
                                    DECORA, INCORPORATED

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    TRUSTEE:
                                    UNITED STATES TRUST COMPANY
                                      OF NEW YORK

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                  FACE OF NOTE


            FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $976.37; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $23.63; (3) THE ISSUE DATE IS APRIL 29, 1998; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY ON A BOND EQUIVALENT BASIS) IS 11.5%.

CUSIP No.

                             DECORA INDUSTRIES, INC.
                        11% SENIOR SECURED NOTES DUE 2005

            DECORA INDUSTRIES, INC., a Delaware corporation ("Issuer"), promises to pay to [_________], or registered assigns, the principal sum of [__________________] Dollars on May 1, 2005.

            Interest Payment Dates: May 1 and November 1, commencing November 1, 1998.

            Record Dates: April 15 and October 15.

            To the extent set forth in the Security Documents, payment hereof is secured, on an equal and ratable basis with all other Notes, by a valid, perfected first priority security interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in the Security Documents.

            Additional provisions of this Note are set forth on the reverse side of this Note.

            IN WITNESS WHEREOF, Issuer has caused this Note to be signed manually or by facsimile by a duly authorized officer.

                                       DECORA INDUSTRIES, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

United States Trust Company of New York, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

                                           UNITED STATES TRUST COMPANY OF
                                           NEW YORK, as Trustee


                                           -------------------------------------
                                           Authorized Signatory

                                 REVERSE OF NOTE

                        11% SENIOR SECURED NOTES DUE 2005

1.  Interest

            DECORA INDUSTRIES, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Issuer will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 1998. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 29, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Issuer shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

            Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. Issuer may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.  Paying Agent and Registrar

            Initially, United States Trust Company of New York (the "Trustee"), will act as Paying Agent and Registrar. Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. Issuer may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.  Indenture

            Issuer issued the Notes under an Indenture dated as of April 29, 1998 (the "Indenture"), among Issuer, the Guaran-tors party thereto and the Trustee. This Note is one of a duly authorized issue of Initial Notes of Issuer designated as its 11% Senior Secured Notes due 2005 (the "Initial Notes"). The Notes include the Initial Notes and the Exchange Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

            The Notes are secured senior obligations of Issuer limited to $112,750,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the incurrence of Indebtedness by Issuer and the Restricted Subsidiaries, the existence of Liens, the payment of dividends on, and redemption of, the Equity Interests of Issuer, certain Assets Sales, the issuance or sale of Capital Stock of Restricted Subsidiaries, investments by Issuer and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of Issuer, and transactions with Affiliates. In addition, the Indenture limits the ability of Issuer and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the obligations of Issuer under the Indenture and the Notes on an unsecured senior basis pursuant to the terms of the Indenture.

5.  Optional Redemption

            (a) Except as set forth in the next paragraph, the Notes may not be redeemed at the option of Issuer prior to May 1, 2002. Thereafter, the Notes will be redeemable, at Issuer's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption) if redeemed during the 12-month period commencing on May 1 of the years set forth below:

            Period                                 Percentage
            ------                                 ----------
            2002                                    105.750%
            2003                                    103.833%
            2004 and thereafter                     101.917%

            (b) At any time and from time to time on or prior to May 1, 2001, Issuer may redeem Notes with the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 111.50% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the dated fixed for redemption); provided, however, that at least $73.29 million aggregate principal amount at maturity of Notes must remain outstanding after each such redemption (other that any Notes owned by Issuer or any of its Subsidiaries) and such redemption shall be effected not more than 120 days after the consummation of any such Public Equity Offering.

6.  Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.  Change of Control

      Upon a Change of Control, each Holder of Notes will have the right to require Issuer to purchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount at maturity of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.

8.  Registration Rights

            Pursuant to the Registration Rights Agreement dated April 29, 1998 by and among Issuer, the Guarantors and Lazard Freres & Co. LLC, as initial purchaser of the Notes (the "Registration Rights Agreement"), Issuer will be obligated to consummate an exchange offer pursuant to which the holder of this Note shall have the right to exchange this Note for 11% Senior Secured Notes due 2005, Series B, of Issuer (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes. The Holders of the Notes shall be entitled to receive liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.  Denominations; Transfer; Exchange

            The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

10.  Persons Deemed Owners

            The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Issuer and not to the Trustee for payment.

12.  Discharge and Defeasance

            Subject to certain conditions, Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, Issuer, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to release Guarantors when permitted by the Indenture, to secure the Notes with additional collateral, to add additional covenants or surrender rights and powers conferred on Issuer, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.  Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency with respect to Issuer are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with Issuer

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Issuer or any of its Affiliates and may otherwise deal with Issuer or any of its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

            No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Issuer or any Guarantor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of Issuer or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability.

17.  Guarantees

            This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18.  Collateral

            In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by Issuer under the Indenture and the Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Issuer has granted a security interest in capital stock of certain of its direct Subsidiaries.

            Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under this Indenture.

19.  Governing Law

            The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

20.  Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

21.  Abbreviations

            Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

22.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

            Decora Industries, Inc.
            1 Mill Road
            Fort Edward, New York  12828-1727
            Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of Issuer. The agent may substitute another to act for him.

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __     to Issuer or a subsidiary thereof; or

(2)  __     pursuant to and in compliance with Rule 144A under the
            Securities Act of 1933, as amended; or

(3)  __     to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __     outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of
            1933, as amended; or

(5)  __     pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  __     pursuant to an effective registration statement under the
            Securities Act of 1933, as amended; or

(7)  __     pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

            [ ] The transferee is an Affiliate of Issuer.

            Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

            If none of the foregoing items is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:                             Signed:
      ------------------------              ------------------------------------
                                            Sign exactly as name appears on the
                                            other side of this Note.

Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------       --------------------------------------------------
                              NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by Issuer pursuant to Section 4.8 or 4.13 of the Indenture, check the box: [ ]

      If you want to elect to have only part of this Note purchased by Issuer pursuant to Section 4.8 or 4.13 of the Indenture, state the amount: $___________

Date:                Your Signature:
      -------------                  -------------------------------------------
                                     (Sign exactly as your name appears on the other side of the Note.)

Signature Guarantee:
                     -----------------------------------------------------------
                                   (Signature must be guaranteed)

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                                  FACE OF NOTE

            FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $976.37; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $23.63; (3) THE ISSUE DATE IS APRIL 29, 1998; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY ON A BOND EQUIVALENT BASIS) IS 11.5%.

CUSIP No.

                             DECORA INDUSTRIES, INC.
                   11% SENIOR SECURED NOTES DUE 2005, SERIES B

            DECORA INDUSTRIES, INC., a Delaware corporation ("Issuer"), promises to pay to [______________], or registered assigns, the principal sum of [_________________________] Dollars on May 1, 2005.

            Interest Payment Dates: May 1 and November 1, commencing November 1, 1998.

            Record Dates: April 15 and October 15.

            To the extent set forth in the Security Documents, payment hereof is secured, on an equal and ratable basis with all other Notes, by a valid, perfected first priority security interest in the Collateral (as defined in the Indenture), the terms of which security interest are more fully set forth in the Security Documents.

            Additional provisions of this Note are set forth on the reverse side of this Note.

            IN WITNESS WHEREOF, Issuer has caused this Note to be signed manually or by facsimile by a duly authorized officer.

                                        DECORA INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

United States Trust Company of New York, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

                                        UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                        ----------------------------------------
                                        Authorized Signatory

                                 REVERSE OF NOTE

                   11% SENIOR SECURED NOTES DUE 2005, SERIES B

1.  Interest

            DECORA INDUSTRIES, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Issuer will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 1998. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 29, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Issuer shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment

            Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date even if Notes are canceled on registration of transfer or registration of exchange after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. Issuer may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.  Paying Agent and Registrar

            Initially, United States Trust Company of New York (the "Trustee"), will act as Paying Agent and Registrar. Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. Issuer may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.  Indenture

            Issuer issued the Notes under an Indenture dated as of April 29, 1998 (the "Indenture"), among Issuer, the Guaran-tors party thereto and the Trustee. This Note is one of a duly authorized issue of Initial Notes of Issuer designated as its 11% Senior Secured Notes due 2005, Series B (the "Exchange Notes"). The Notes include the Exchange Notes and the Initial Notes (as defined in the Indenture). The Exchange Notes and the Initial Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

            The Notes are secured senior obligations of Issuer limited to $112,750,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the incurrence of Indebtedness by Issuer and the Restricted Subsidiaries, the existence of Liens, the payment of dividends on, and redemption of, the Equity Interests of Issuer, certain Assets Sales, the issuance or sale of Capital Stock of Restricted Subsidiaries, investments by Issuer and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of Issuer, and transactions with Affiliates. In addition, the Indenture limits the ability of Issuer and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the obligations of Issuer under the Indenture and the Notes on an unsecured senior basis pursuant to the terms of the Indenture.

5.  Optional Redemption

            (a) Except as set forth in the next paragraph, the Notes may not be redeemed at the option of Issuer prior to May 1, 2002. Thereafter, the Notes will be redeemable, at Issuer's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percent-ages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption) if redeemed during the 12-month period commencing on May 1 of the years set forth below:

            Period                                 Percentage
            ------                                 ----------
            2002                                    105.750%
            2003                                    103.833%
            2004 and thereafter                     101.917%

            (b) At any time and from time to time on or prior to May 1, 2001, Issuer may redeem Notes with the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 111.50% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the dated fixed for redemption); provided, however, that at least $73.29 million aggregate principal amount at maturity of Notes must remain outstanding after each such redemption (other that any Notes owned by Issuer or any of its Subsidiaries) and such redemption shall be effected not more than 120 days after the consummation of any such Public Equity Offering.

6.  Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.  Change of Control

      Upon a Change of Control, each Holder of Notes will have the right to require Issuer to purchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount at maturity of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.

8.  Denominations; Transfer; Exchange

            The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

9.  Persons Deemed Owners

            The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to Issuer and not to the Trustee for payment.

11.  Discharge and Defeasance

            Subject to certain conditions, Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, Issuer, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to release Guarantors when permitted by the Indenture, to secure the Notes with additional collateral, to add additional covenants or surrender rights and powers conferred on Issuer, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13.  Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency with respect to Issuer are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

14.  Trustee Dealings with Issuer

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by Issuer or any of its Affiliates and may otherwise deal with Issuer or any of its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

            No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Issuer or any Guarantor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of Issuer or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability.

16.  Guarantees

            This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

17.  Collateral

            In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by Issuer under the Indenture and the Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Issuer has granted a security interest in capital stock of certain of its direct Subsidiaries.

            Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accor-dance with the terms and provisions of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under this Indenture.

18.  Governing Law

            The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

19.  Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.  Abbreviations

            Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

            Decora Industries, Inc.
            1 Mill Road
            Fort Edward, New York  12828-1727
            Attention:  Chief Financial Officer

                              ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Note on the books of Issuer. The agent may substitute another to act for him.

Date:              Your Signature:
     -------------                  --------------------------------------------
                                    Sign exactly as your name appears on the other side of this Note.

                   Signature Guarantee:
                                         ---------------------------------------
                                         (Signature must be guaranteed)

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                     OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Note purchased by Issuer pursuant to Section 4.8 or 4.13 of the Indenture, check the box: [ ]

            If you want to elect to have only part of this Note purchased by Issuer pursuant to Section 4.8 or 4.13 of the Indenture, state the amount: $

Date:              Your Signature:
     -------------                  --------------------------------------------
                                    Sign exactly as your name appears on the other side of this Note.

                   Signature Guarantee:
                                         ---------------------------------------
                                         (Signature must be guaranteed)

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C


            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a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a) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE TRUSTEE),
(D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                                       EXHIBIT D

                        LEGEND FOR BOOK-ENTRY SECURITIES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                         [             ], [    ]


United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York  10036-1532

Decora Industries, Inc.
1 Mill Street
Fort Edward, New York  12828

Ladies and Gentlemen:

            In connection with our proposed purchase of 11% Senior Secured Notes due 2005 (the "Notes") of Decora Industries, Inc. (the "Company"), we confirm that:

            1. Neither the Company, its subsidiaries nor Lazard Freres & Co. Inc. (the "Initial Purchaser"), nor any person representing the Company, its subsidiaries or the Initial Purchaser, has made any representation with respect to the Company, its subsidiaries or the offer or sale of any Notes.

            2. We have received a copy of the Offering Memorandum dated April 24, 1998 (the "Offering Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in the section entitled "Transfer Restrictions" in the Offering Memorandum.

            3. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated April 29, 1998 (the "Indenture") between the Company, certain of its subsidiaries and United States Trust Company of New York as trustee (the "Trustee") pursuant to which the Notes were issued, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            4. We understand that the Notes have not been registered under the Securities Act and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below. We agree, on our own behalf and on behalf of any accounts for which we are acting, that we shall not resell or otherwise transfer any of such Notes within two years after the original issuance of the Notes except (i) to the Company or any of its subsidiaries, (ii) to a QIB in a transaction complying with Rule 144A, (iii) to an institutional "Accredited Investor" (as defined in Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter may be obtained from the Trustee), (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Company and to the Trustee such certifications, legal opinions and other information as the Company and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting, are each able to bear the economic risks of our or their investments.

            7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

            You, Issuer, its subsidiaries and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Notes to Be Purchased:
$          principal amount

Dated:

                                                                       EXHIBIT F

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                           [           ], [    ]

United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York  10036-1532

Re:  Decora Industries, Inc. (the "Company")
     11% Senior Secured Notes due 2005 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You, Issuer and counsel for Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       EXHIBIT G


                                    GUARANTEE

            For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of and interest on this Note in the amounts and at the times when due and interest on the overdue principal of and interest on this Note, if lawful, and the payment or performance of all other obligations of Issuer under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 29, 1998, among Decora Industries, Inc., a Delaware corporation, as issuer (the "Company"), the Guarantors party thereto and United States Trust Company of New York, as trustee (the "Trustee"), as amended or supplemented from time to time (the "Indenture").

            The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, the Guarantor has caused its Guarantee to be duly executed.

                                       DECORA INCORPORATED

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT H


                         FORM OF SUPPLEMENTAL INDENTURE

            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
_______________.

            WHEREAS Decora Industries, Inc. (the "Company"), certain of its subsidiaries and United States Trust Company of New York, as trustee, are parties to an Indenture (as such may be amended from time to time, the "Indenture"), dated as of April 29, 1998, relating to Issuer's 11% Senior Secured Notes due 2005 (the "Notes");

            WHEREAS Section 4.5 of the Indenture requires Issuer to cause each new Restricted Subsidiary (other than any Foreign Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Issuer's obligations under Indenture and the Notes.

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the undersigned hereby agrees to guarantee Issuer's obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture. From and after the date hereof, the undersigned shall be a Guarantor for all purposes under the Indenture and the Notes.

            IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

                                       [NEW GUARANTOR]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

================================================================================

                           GUARANTOR PLEDGE AGREEMENT


                                       BY


                                [             ],

                                   as Pledgor,


                                       TO


                    UNITED STATES TRUST COMPANY OF NEW YORK,

                        as Trustee for the holders of the
                        11% Senior Secured Notes due 2005


                             Dated as of [         ]

================================================================================

                             TABLE OF CONTENTS


                                                                         Page
                                                                         ----
INTRODUCTION ...........................................................   1

RECITALS ...............................................................   1

SECTION 1.  PLEDGE .....................................................   1
    1.1.  Grant of Pledge...............................................   1
    1.2.  Delivery of Collateral........................................   3
    1.3.  Perfection of Uncertificated Securities Collateral............   3
    1.4.  Secured Obligations...........................................   3
    1.5.  No Release....................................................   4
SECTION 2.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR........   4
    2.1.  Ownership.....................................................   4
    2.2.  Shares Validly Issued.........................................   4
    2.3.  Perfection upon Delivery......................................   5
    2.4.  Government Regulations........................................   5
    2.5.  Authorization; Enforceability.................................   5
    2.6.  No Consents, etc..............................................   5
    2.7.  No Conflicts..................................................   5
    2.8.  Pledgor's Duties..............................................   5
    2.9.  Preservation of Collateral....................................   6
    2.10. Further Assurances; Supplements...............................   6
    2.11. Trustee May Perform; Trustee Agent Appointed
            Attorney-in-Fact ...........................................   7
    2.12. Accuracy of Information.......................................   7
    2.13. Indemnification...............................................   7
SECTION 3.  SPECIAL PROVISIONS CONCERNING COLLATERAL....................   7
    3.1.  Voting Rights, Dividends, Etc. Prior to Event of Default......   7
    3.2.  Voting Rights and Dividends After Event of Default............   8
    3.3.  Further Assurances for Voting Rights and Dividends............   8
    3.4.  Dividends Received in Trust...................................   9
    3.5.  Transfers and Other Liens; Additional Shares..................   9
SECTION 4.  REMEDIES UPON DEFAULT.......................................  10
    4.1.  Dispositions of Collateral....................................  10
    4.2.  Securities Laws Limitations...................................  11
    4.3.  Additional Information........................................  11
    4.4.  Waivers.......................................................  11
    4.5.  Deficiency....................................................  12
    4.6.  Application of Proceeds.......................................  12
    4.7.  Expenses......................................................  12
    4.8.  No Waiver; Discontinuance of Proceeding.......................  12
SECTION 5.  MISCELLANEOUS PROVISIONS....................................  13
    5.1.  Entire Agreement..............................................  13

    5.2.  Execution in Counterparts.....................................  13
    5.3.  Survival......................................................  13
    5.4.  Headings......................................................  13
    5.5.  Severability of Provisions....................................  13
    5.6.  Notices.......................................................  13
    5.7.  Amendments....................................................  14
    5.8.  GOVERNING LAW.................................................  14
    5.9.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS................  14
    5.10. Agents........................................................  14
    5.11. Reasonable Care...............................................  14
    5.12. Trustee.......................................................  14
    5.13. Continuing Security Interest; Assignment......................  15
    5.14. Obligations Absolute..........................................  15
    5.15. Termination; Release..........................................  16

Signatures

Schedule A  PLEDGED SHARES

Exhibit 1   PLEDGE AMENDMENT

Exhibit 2   Form of Issuer Acknowledgment

                                PLEDGE AGREEMENT

                            I N T R O D U C T I O N :

            GUARANTOR PLEDGE AGREEMENT (this "Agreement"), dated as of [      ],
by and between [        ], a Delaware corporation ("Pledgor"), and UNITED STATES
TRUST COMPANY OF NEW YORK (together with any successors or assigns, the "Trustee"), in its capacity as trustee under the Indenture (as hereinafter defined).

                                R E C I T A L S :

            A. Decora Industries, Inc., a Delaware corporation, and the Trustee have entered into an indenture, dated as of April 29, 1998 (the "Indenture"), pursuant to which the Pledgor's 11% Senior Secured Notes due 2005 (the "Notes") will be issued concurrently herewith. Terms not defined herein have the meanings given to them in the Indenture.

            B. Pledgor is the legal and beneficial owner of the Collateral (as hereinafter defined).

            C. In order to secure the performance of the Secured Obligations (as hereinafter defined), the parties hereto are entering into this Agreement regarding the terms and conditions of Pledgor's pledge of the Collateral to the Trustee, for the benefit of itself and the Holders of the Notes from time to time (the Trustee and such Holders, each a "Secured Party" and collectively, the "Secured Parties").

                               A G R E E M E N T:

            Pledgor and the Trustee agree as follows:

                               SECTION 14. PLEDGE

            14.1. Grant of Pledge. In order to secure the payment and performance when due of the Secured Obligations, Pledgor does hereby transfer, convey, warrant, deliver, pledge, assign, hypothecate and grant to the Trustee, for the benefit of the Secured Parties, a first priority lien on, continuing security interest in and pledge of all of Pledgor's present and future right, title and interest in, to and under the following properties, rights, interests and privileges (collectively, the "Collateral"):

             (a) the shares of capital stock of the issuers set forth on Schedule A hereto (collectively, the "Current Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares);

             (b) all additional shares of capital stock of the issuers or the shares of any other Guarantor of the Notes under the Indenture from time to time acquired or formed by Pledgor in any manner (collectively, the "Additional Shares"; together with the Current Shares, the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares);

             (c) any and all certificates representing the Pledged Shares and any interest of Pledgor in any securities account pertaining to the Pledged Shares (collectively, the "Certificates");

             (d) all membership interests and/or partnership interests, as applicable from time to time acquired by Pledgor in any manner in each Guarantor that is a limited liability company or partnership hereafter acquired or formed by Pledgor or any Guarantor, together with all rights, privileges, authority and powers of Pledgor in and to each such limited liability company or partnership or under the membership or partnership agreement of each such limited liability company or partnership (the "Operative Agreements") (collectively, the "Pledged Interests"), and the certificates, instruments and agreements, if any, representing the Pledged Interests;

             (e) subject to the provisions of Section 3 hereof, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or Pledged Interests (collectively, the "Dividends"); and

             (f) without affecting the obligations of Pledgor under any provision prohibiting such action hereunder or under the Indenture, in the event of any consolidation or merger in which any issuer of Pledged Shares or Pledged Interests is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless successor is Pledgor itself) formed by or resulting from such consolidation or merger;

            (g) all cash, instruments, securities, funds and credits of Pledgor from time to time on deposit with the Trustee, all investments of such funds and all certificates, securities and instruments evidencing any such investments of such funds, and all interest, dividends, cash, instruments and other property received as proceeds of, or in substitution or exchange for, and all collections and claims in respect of, any and all of the foregoing (collectively, the "Cash Collateral").

            14.2. Delivery of Collateral. All certificates, agreements or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time upon or after the occurrence of an Event of Default and without notice to Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations.

            14.3. Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Shares or Pledged Interests is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Shares or Pledged Interests are at any time not evidenced by certificates of ownership, then Pledgor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to Trustee an acknowledgment of the pledge of such Pledged Shares or Pledged Interests substantially in the form of Exhibit 2 hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give Trustee the right to transfer such Pledged Shares or Pledged Interests under the terms hereof and provide to Trustee an Opinion of Counsel, in form and substance satisfactory to Trustee, confirming such pledge.

            14.4. Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Pledgor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), of (i) all obligations of Pledgor now existing or hereafter arising under or in respect of the Indenture, the Notes or the Registration Rights Agreement (including, without limitation, Pledgor's obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained therein) and (ii) without duplication of the amounts described in clause (i), all obligations of Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

            14.5. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Trustee to perform or observe any such term, covenant, condition or agreement in respect of any of the Collateral on Pledgor's part to be so performed or observed or shall impose any liability on the Trustee for the operation, control, care, management or repair of the Collateral or for any act or omission on the part of Pledgor relating to Pledgor's obligations thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, under or in respect of the Collateral or made in connection herewith or therewith. The provisions set forth in this Section 1.5 shall survive the termination of this Agreement and the discharge of the Pledgor's obligations under this Agreement.

        SECTION 15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

            Pledgor represents, warrants and covenants (as applicable) as follows:

            15.1. Ownership. Pledgor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, Pledgor will be, the legal, record and beneficial owner of all of the Collateral free and clear of any Lien or other right, title or interest of any Person other than the Lien and security interest granted by Pledgor to the Trustee pursuant to this Agreement.

            15.2. Shares Validly Issued. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            15.3. Perfection upon Delivery. Upon delivery by Pledgor to the Trustee of the certificates evidencing the Pledged Shares, duly endorsed to the Trustee or in blank, the Lien on such Collateral granted to the Trustee pursuant to this Agreement constitutes and hereafter will constitute a first priority perfected Lien on such Collateral, superior and prior to the rights of all other Persons therein and subject to no other Liens.

            15.4. Government Regulations. The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

            15.5. Authorization; Enforceability. Pledgor has full corporate power, authority and legal right to pledge and grant a security interest in all the Collateral pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

            15.6. No Consents, etc. No authorization, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other Person, is required in connection with
(i) the execution, delivery or performance by Pledgor of this Agreement, (ii) the grant of a Lien on (including the priority thereof) the Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement or
(iii) the exercise of the rights and remedies of the Trustee created hereby, except (a) those that have been obtained or made concurrently with the execution hereof, and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            15.7. No Conflicts. The execution, delivery and performance by Pledgor of this Agreement do not (or with notice or lapse of time or both, will not) violate, conflict with or constitute a default under, or result in the termination of or accelerate the performance required by, or result in there being declared void, voidable or without further binding effect, any provision of any other agreement, instrument or document to which Pledgor is a party.

            15.8. Pledgor's Duties. Pledgor shall perform, abide by and be governed by each and all of the terms, provisions, covenants and agreements set forth in this Agreement and in each and every supplement hereto or amendment hereof which may at any time or from time to time be executed and delivered by the parties hereto or their successors and assigns.

            15.9. Preservation of Collateral. All rights, powers and privileges of the Trustee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Pledgor shall not take or omit to take any action with respect to the Collateral or otherwise which is inconsistent with this Agreement, and any such action inconsistent herewith or therewith shall be void. Pledgor shall not further pledge, encumber, hypothecate, sell, convey or assign, or grant any option with respect to all or any part of the Collateral or suffer any of the foregoing to occur by operation of law or otherwise, except for the Liens and security interests granted by Pledgor to the Trustee pursuant to this Agreement, and shall promptly take such action as is reasonably necessary to remove any such other Lien. Pledgor will, at its expense, warrant and defend the title to the Collateral against all claims and demands of all third Persons or Persons claiming by, through or under Pledgor at any time claiming any interest therein adverse to the Trustee.

            15.10. Further Assurances; Supplements.

             (a) Pledgor agrees that at any time and from time to time, Pledgor will, at its expense, promptly do, execute, acknowledge and deliver all and every further act, deed, conveyance, transfer, waiver, subordination, supplement, opinion of counsel and other instruments, documents and assurances that may be reasonably necessary or that the Trustee deems appropriate or advisable, including, without limitation, supplemental or additional UCC-1 financing statements, for the continued perfection, preservation and protection of the security interest in the Collateral granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

             (b) Pledgor shall, upon obtaining any Pledged Shares, promptly (and in any event within five Business Days) deliver to the Trustee a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Collateral.

            15.11. Trustee May Perform; Trustee Appointed Attorney-in-Fact. If Pledgor fails to perform any agreement contained in this Agreement, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee, including, without limitation, the reasonable fees and expenses of its counsel and the allocated cost of staff counsel, incurred in connection therewith shall be payable by Pledgor on demand. Pledgor hereby appoints the Trustee its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Trustee's discretion to take any action which the Trustee may take pursuant to the provisions of this Section.

            15.12. Accuracy of Information. All information set forth herein (including the exhibits hereto) relating to the Collateral is accurate and complete in all material respects.

            15.13. Indemnification. Pledgor hereby agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Agreement or the pledge and security interest contemplated hereby or the enforcement of any of the terms hereof or otherwise arising or relating in any manner to the Lien contemplated hereunder; provided, however, that Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Trustee.

              SECTION 16. SPECIAL PROVISIONS CONCERNING COLLATERAL

            16.1. Voting Rights, Dividends, Etc. Prior to Event of Default. As long as no Event of Default shall have occurred and be continuing:

             (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, Pledgor shall not in any event exercise such rights in any manner which may have an adverse effect on the value of the Collateral or the security intended to be provided by this Agreement.

             (b) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends and distributions in respect of the Collateral, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such dividends and distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Trustee to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

            (c) The Trustee shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at the sole cost and expense of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to
      Section 3.1(a) hereof and to receive the dividends and distributions which it is authorized to receive and retain pursuant to Section 3.1(b) hereof.

            16.2. Voting Rights and Dividends After Event of Default. Upon the occurrence and during the continuance of an Event of Default:

             (a) Upon written notice from the Trustee to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 3.1 above shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

             (b) Upon written notice from the Trustee to Pledgor, all rights of Pledgor to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 3.1 above shall cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions during the continuance of such Event of Default.

            16.3. Further Assurances for Voting Rights and Dividends. In order to permit the Trustee to receive all dividends and other distributions to which it may be entitled under Section 3.1(b) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 3.2(a) above, and to receive all dividends and distributions which it may be entitled to receive under Section 3.2(b) above, Pledgor shall, if necessary, upon written notice from the Trustee, from time to time execute and deliver to the Trustee appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request.

            16.4. Dividends Received in Trust. All dividends and distributions which are received by Pledgor contrary to the provisions of Section 3.2 above shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

            16.5. Transfers and Other Liens; Additional Shares.

                  (a) Transfers and Other Liens. Pledgor shall not (i) pledge, encumber, hypothecate, sell, convey, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or suffer any of the foregoing to occur by operation of law or otherwise except for the Liens and security interests granted by Pledgor to the Trustee pursuant to this Agreement or (ii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale of any Collateral, pursuant to, and in compliance with, the provisions of the Indenture, the Trustee shall release the Collateral that is the subject of such sale to Pledgor free and clear of the Lien and security interest under this Agreement upon the making of proper arrangements by the Trustee for the application of the proceeds of such Asset Sale in accordance with the provisions of the Indenture and the receipt by the Trustee of an Opinion of Counsel to the effect that such sale of Collateral was an Asset Sale pursuant to, and in compliance with, the Indenture and that such release of Collateral is authorized and permitted hereby.

                  (b) Additional Shares. Pledgor agrees that it will cause each issuer of Collateral consisting of capital stock not to issue any stock or other securities in addition to or in substitution for such Collateral issued by such issuer, except to Pledgor.

                        SECTION 17. REMEDIES UPON DEFAULT

            17.1. Dispositions of Collateral. If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time, and may also in its sole discretion, without notice except as specified below, subject to applicable law, at any time or from time to time, sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, at any exchange or broker's board for cash, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as may be reasonable.

            At any such sale, unless prohibited by applicable law, the Trustee on behalf of the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any right or equity of redemption of Pledgor. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall give Pledgor not less than five days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Pledged Collateral which is perishable or threatens to decline speedily in value and is of a type customarily sold on a recognized market. The notice of such sale shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Pledgor agrees that such notice constitutes reasonable notice. The Trustee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. Neither the Trustee nor any Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

            17.2. Securities Laws Limitations. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

            17.3. Additional Information. If the Trustee determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall, and shall cause each issuer of any Collateral to be sold hereunder from time to time to, furnish to the Trustee all such information as the Trustee may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            17.4. Waivers. Pledgor hereby waives, to the extent permitted by applicable law, notice or judicial hearing in connection with the Trustee's taking possession or the Trustee's disposition of any Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder; and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collat-eral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor.

            17.5. Deficiency. Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to any sale, transfer or other disposition of any or all of the Collateral pursuant hereto and after the application of the proceeds hereunder and any Collateral sold, transferred or otherwise disposed of, any Secured Obligations remain unpaid or unsatisfied, Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations.

            17.6. Application of Proceeds. The proceeds of any sale made under or by virtue of the provisions of Section 4.13 of the Indenture, together with any other sums then held by the Trustee pursuant to this Agreement, shall be applied promptly from time to time by the Trustee as set forth in the Indenture.

            17.7. Expenses. Pledgor will upon demand pay to the Trustee the amount of any and all expenses, including the reasonable fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the reasonable fees and expenses of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 4.7 shall be due upon demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section shall survive the resignation or removal of the Trustee, the termination of this Agreement and the Indenture and the discharge of Pledgor's other obligations hereunder.

            17.8. No Waiver; Discontinuance of Proceeding.

                  (a) No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

                  (b) In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case Pledgor, the Trustee and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such proceeding had been instituted.

                      SECTION 18. Miscellaneous Provisions

            18.1. Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

            18.2. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement.

            18.3. Survival. All representations, warranties, covenants and agreements herein contained on the part of Pledgor shall survive the payment and performance of all the Secured Obligations and the termination of this Agreement.

            18.4. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            18.5. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            18.6. Notices. All notices or other communications required to be given hereunder shall be given at the address and in the manner required in the Indenture.

            18.7. Amendments. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall be effective unless in writing and signed by the Trustee and Pledgor. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

            18.8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

            18.9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. PLEDGOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY AND PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE TRUSTEE TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

            18.10. Agents. The Trustee may use one or more agents to perform its obligations hereunder.

            18.11. Reasonable Care. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property, it being understood that the Trustee shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

            18.12. Trustee. The Trustee has been appointed as trustee pursuant to the Indenture. The actions of the Trustee hereunder and under the other Security Documents are subject to the provisions of the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement and the other Security Documents, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement and the other Security Documents. After any retiring Trustee's resignation, the provisions of this Agreement and the other Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or any other Security Documents while it was the Trustee.

            18.13. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon Pledgor and its successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and each Secured Party and each of their successors, transferees and assigns. No other Person (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Pledgor may not assign its rights under this Agreement without the prior written consent of the Trustee.

            18.14. Obligations Absolute. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

            (ii) any lack of validity or enforceability of any loan document, or any other agreement or instrument relating thereto;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, or any other agreement or instrument relating thereto;

            (iv) any exchange or non-perfection of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise or any waiver of any right, remedy, power or privilege under or in respect of any document relating to the Indenture; or

            (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor.

            18.15. Termination; Release. When all of the Secured Obligations have been paid in full, this Agreement and the other Security Documents shall terminate. Upon termination of this Agreement and the other Security Documents or any release of Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and the expense of Pledgor, forthwith assign, transfer and deliver to Pledgor against receipt and without express or implied recourse to or warranty by the Trustee, such of the Collateral to be released as may be in possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and proper instruments acknowledging the termination of this Agreement and the other Security Documents or the release of such Collateral, as the case may be.

            IN WITNESS WHEREOF, Pledgor and the Trustee have executed this Agreement as of the day and year first above written.

                                    [              ]

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                      as Trustee

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                   SCHEDULE A

                                 PLEDGED SHARES

                                                                   Percentage
                                                                   of All
                                                                   Capital or
                                                                   Other Equity
            Class of                  Certificate    Number of     Interests of
Issuer      Stock        Par Value    Numbers        Shares        Issuer
------      --------     ---------    -----------    ----------    ------------


                                    EXHIBIT 1

            This Pledge Amendment, dated _______________, is delivered pursuant to Section 2.10(b) of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Guarantor Pledge Agreement, dated as of [ ], between the undersigned and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Agreement"); capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

                                       [             ],
                                       as Pledgor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 2

                          FORM OF ISSUER ACKNOWLEDGMENT

            The undersigned hereby (i) acknowledges receipt of a copy of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated as of [_____________], between [___________________] (the "Pledgor") and United
States Trust Company of New York, as Trustee ("Trustee"), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement, (iii) agrees that it will comply with instructions of Trustee with respect to the applicable Collateral without further consent by applicable Pledgor, (iv) agrees to notify Trustee upon obtaining knowledge of any interest in favor of any Person in the applicable Collateral that is adverse to the interest of Trustee therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Collateral thereunder in the name of Trustee or its nominee or the exercise of voting rights by Trustee or its nominee.

                                       [NAME OF ISSUER]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Note: This form should be signed by each issuer of uncertificated Pledged
      Shares.